Exhibit 4.1

FORM OF

SECOND AMENDED AND RESTATED MASTER INDENTURE

Dated as of June [    ], 2016

FIRST NATIONAL MASTER NOTE TRUST,

Issuer,

and

U.S. BANK NATIONAL ASSOCIATION,

Indenture Trustee

FIRST NATIONAL MASTER NOTE TRUST

Section 12.05.	Notices to Noteholders; Waiver	59
Section 12.06.	Alternate Payment and Notice Provisions	59
Section 12.07.	Conflict with Trust Indenture Act	60
Section 12.08.	Effect of Headings and Table of Contents	60
Section 12.09.	Successors and Assigns	60
Section 12.10.	Separability	60
Section 12.11.	Benefits of Indenture	60
Section 12.12.	Legal Holidays	60
Section 12.13.	Governing Law; Waiver of Trial by Jury	60
Section 12.14.	Counterparts	60
Section 12.15.	Issuer Obligation	60
Section 12.16.	No Petition	61
Section 12.17.	Limited Recourse	61

ARTICLE XIII
COMPLIANCE WITH REGULATION AB

Section 13.01.	Intent of Parties; Reasonableness	61
Section 13.02.	Additional Representations and Warranties of Indenture Trustee	62
Section 13.03.	Information to be Provided by Indenture Trustee	62
ANNEX A	DEFINITIONS	1

EXHIBIT A	FORM 10-D, FORM 10-K AND FORM 8-K REPORTING RESPONSIBILITIES
EXHIBIT B	ADDITIONAL DISCLOSURE NOTIFICATION
EXHIBIT C	SERVICING CRITERIA
EXHIBIT D	FORM OF INDENTURE TRUSTEE ANNUAL CERTIFICATION

ANNEX A	DEFINITIONS	A-1

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE

ACT OF 1939 AND INDENTURE PROVISIONS1

Trust Indenture Act Section	Indenture Section
310(a)(1)	6.11
(a)(2)	6.11
(a)(3)	6.10
(a)(4)	Not Applicable
(a)(5)	6.11
(b)	6.08, 6.11
(c)	Not Applicable
311(a)	6.12
(b)	6.12
(c)	Not Applicable
312(a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
313(a)	7.04
(b)	7.04
(c)	7.03, 7.04
(d)	7.04
314(a)	3.09, 7.03(a)
(b)	3.06
(c)(1)	8.07(c), 12.01(a)
(c)(2)	8.07(c), 8.08, 12.01(a)
(c)(3)	8.07(c), 12.01(a)
(d)(1)	8.07(c), 12.01(b)
(d)(2)	Not Applicable
(d)(3)	Not Applicable
(e)	12.01(a)
315(a)	6.01(b)
(b)	6.02
(c)	6.01(a)
(d)	6.01(d)
(d)(1)	6.01(d)
(d)(2	6.01(d)
(d)(3)	6.01(d)
(e)	5.14
316(a)(1)(A)	5.12
316(a)(1)(B)	5.13
316(a)(2)	Not Applicable
316(b)	5.08
316(c)	2.18
317(a)(1)	5.04
317(a)(2)	5.04(d)
317(b)	5.04(a)
318(a)	12.07

[1]	This reconciliation and tie shall not, for any purpose, be deemed to be part of the within indenture.

This SECOND AMENDED AND RESTATED MASTER INDENTURE, dated as of June [    ], 2016, (the “Indenture”), between FIRST NATIONAL MASTER NOTE TRUST, a statutory trust organized under the laws of the State of Delaware (“Issuer”), and U.S. Bank National Association, a national banking association with the authority to exercise trust powers, as indenture trustee (“Indenture Trustee”). The Indenture may be supplemented at any time and from time to time by an indenture supplement in accordance with Article X (an “Indenture Supplement,” and together with the Indenture and any amendments, the “Agreement”). If a conflict exists between the terms and provisions of the Indenture and any Indenture Supplement, the terms and provisions of the Indenture Supplement shall be controlling with respect to the related Series.

PRELIMINARY STATEMENTS

Issuer has duly authorized the execution and delivery of the Indenture to provide for an issue of its Notes as provided in the Indenture. All covenants and agreements made by Issuer herein are for the benefit and security of the Noteholders. Issuer is entering into the Indenture, and Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

Simultaneously with the delivery of the Indenture, Issuer is entering into a Second Amended and Restated Transfer and Servicing Agreement with First National Funding LLC, a Nebraska limited liability company, as Transferor, and First National Bank of Omaha, a national banking association, as Servicer, pursuant to which (a) Transferor will convey to Issuer all of its right, title and interest in, to and under the Receivables arising in the Accounts from time to time, which Transferor will have received from FNBO pursuant to the Receivables Purchase Agreement and (b) Servicer will agree to service the Receivables and make collections thereon on behalf of the Noteholders.

The Issuer and the Indenture Trustee, or their predecessors in interest, had previously entered into a Master Indenture, dated as of October 24, 2002, as amended by First Amendment to Master Indenture, dated as of November 17, 2003 (the “Original Indenture”) and as amended and restated, in its entirety, by a First Amended and Restated Master Indenture dated as of December 20, 2012 (the “Existing Indenture”). This Indenture amends and restates, in its entirety, the Existing Indenture and constitutes an indenture supplemental to the Existing Indenture pursuant to Section 10.02(b) of the Existing Indenture.

GRANTING CLAUSE

Issuer hereby Grants to Indenture Trustee, for the benefit of the Holders of the Notes and the Enhancement Providers, all of Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under (a) the Receivables, (b) Collections and Recoveries related to and all money, instruments, investment property and other property distributed or distributable in respect of (together with all earnings, dividends, distributions, income, issues, and profits relating to) the Receivables pursuant to the terms of the Transfer and Servicing Agreement, the Indenture and any Indenture Supplement; (c) all Permitted Investments and all money, investment property, instruments and other property on deposit from time to time in, credited to or related to the Collection Account, the Series Accounts and the Excess Funding Account

(including any subaccounts of any such account), and in all interest, dividends, earnings, income and other distributions from time to time received, receivable or otherwise distributed or distributable thereto or in respect thereof (including any accrued discount realized on liquidation of any investment purchased at a discount); (d) all rights, remedies, powers, privileges and claims of Issuer under or with respect to any Enhancement and the Transfer and Servicing Agreement (whether arising pursuant to the terms of the related Enhancement Agreement or the Transfer and Servicing Agreement or otherwise available to Issuer at law or in equity), including the rights of Issuer to enforce such Enhancement Agreement or the Transfer and Servicing Agreement, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Enhancement Agreement or the Transfer and Servicing Agreement to the same extent as Issuer could but for the assignment and security interest granted to Indenture Trustee for the benefit of the Noteholders; (e) all Insurance Proceeds; (f) all proceeds of any derivative contracts between Issuer and a counterparty, as described in any Indenture Supplement; (g) all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, letters of credit, and letter-of-credit rights consisting of, arising from or related to the foregoing; (h) all other property of Issuer; (i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds, products, rents, receipts or profits of the conversion, voluntary or involuntary, into cash or other property, all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing; and (j) any proceeds of the foregoing (collectively, the “Collateral”).

LIMITED RECOURSE

The obligation of Issuer to make payments of principal, interest and other amounts in respect of the Notes is limited by recourse only to the Collateral.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Capitalized terms used herein are defined in Annex A.

Section 1.02. Other Definitional Provisions.

(a) All terms defined directly or by reference in the Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of the Indenture and all such certificates and other documents, unless the context otherwise requires: (i) accounting terms not otherwise defined in the Indenture, and accounting terms partly defined in the Indenture to the extent not defined, shall have the respective meanings given to them under GAAP; (ii) terms defined in Article 9 of the UCC as in effect in the State of Nebraska and not otherwise defined in the Indenture are used as defined in that Article; (iii) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series at the request of the Issuer;

(iv) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (v) the words “hereof,” “herein” and “hereunder” and words of similar import refer to the Indenture (or the certificate or other document in which they are used) as a whole and not to any particular provision of the Indenture (or such certificate or document); (vi) references to any Section, Annex, Schedule or Exhibit are references to Sections, Annexes, Schedules and Exhibits in or to the Indenture (or the certificate or other document in which the reference is made), and references to any paragraph, Section, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (vii) the term “including” means “including without limitation”; (viii) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (ix) references to any Person include that Person’s successors and assigns; (x) references to any agreement refer to that agreement as amended, amended and restated, supplemented or otherwise modified from time to time; and (xi) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

(b) Whenever the Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of the Indenture. The following TIA terms used in the Indenture have the following meanings:

(i) “indenture securities” means the Notes;

(ii) “indenture security holder” means a Noteholder;

(iii) “indenture to be qualified” means the Indenture;

(iv) “indenture trustee” or “institutional trustee” means Indenture Trustee; and

(v) “obligor” on the indenture securities means Issuer and any other obligor on the indenture securities.

All other TIA terms used in the Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

ARTICLE II

THE NOTES

Section 2.01. Form Generally. Any Series or Class of Notes, together with Indenture Trustee’s certificate of authentication related thereto, may be issued in bearer form (the “Bearer Notes”) with attached interest coupons and a special coupon (collectively, the “Coupons”) or in fully registered form (the “Registered Notes”) and shall be in substantially the form of an exhibit to the related Indenture Supplement with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture or such Indenture Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The terms of any Notes set forth in an exhibit to the related Indenture Supplement are part of the terms of the Indenture, as applicable.

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note will be dated the related Closing Date and each Definitive Note will be dated as of the date of its authentication.

Section 2.02. Denominations. Except as otherwise specified in the related Indenture Supplement and the Notes, each class of Notes of each Series shall be issued in fully registered form in minimum amounts of $1,000 and in integral multiples of $1,000 in excess thereof (except that one Note of each Class may be issued in a different amount, so long as such amount exceeds the applicable minimum denomination for such Class), and shall be issued upon initial issuance as one or more Notes in an aggregate original principal amount equal to the applicable Note Principal Balance for such Class or Series.

Section 2.03. Execution, Authentication and Delivery. Each Note shall be executed by manual or facsimile signature on behalf of Issuer by an Authorized Officer.

Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of Issuer shall not be rendered invalid, notwithstanding the fact that such individual ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of the Indenture, Issuer may deliver Notes executed by Issuer to Indenture Trustee for authentication and delivery, and Indenture Trustee shall authenticate at the written direction of Issuer and deliver such Notes as provided in the Indenture or the related Indenture Supplement and not otherwise.

No Note shall be entitled to any benefit under the Indenture or the applicable Indenture Supplement or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein or in the related Indenture Supplement executed by or on behalf of Indenture Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.04. Authenticating Agent.

(a) Indenture Trustee, at the expense of Issuer, may appoint one or more authenticating agents with respect to the Notes which shall be authorized to act on behalf of Indenture Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in the Indenture to the authentication of Notes by Indenture Trustee or Indenture Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of Indenture Trustee by an authenticating agent and a certificate of authentication executed on behalf of Indenture Trustee by an authenticating agent. Each authenticating agent must be acceptable to Issuer and Servicer.

(b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of Indenture Trustee or such authenticating agent.

(c) An authenticating agent may at any time resign by giving written notice of resignation to Indenture Trustee, Issuer and Servicer. Indenture Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to Issuer and Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to Indenture Trustee or Issuer and Servicer, Indenture Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to Issuer and Servicer.

(d) Issuer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 2.04.

(e) The provisions of Sections 6.01 and 6.04 shall be applicable to any authenticating agent.

(f) Pursuant to an appointment made under this Section 2.04, the Notes may have endorsed thereon, in lieu of or in addition to Indenture Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

“This is one of the Notes described in the within-mentioned Agreement.

as Authenticating Agent for Indenture Trustee

By:

Authorized Signatory”

Dated:

Section 2.05. Registration of and Limitations on Transfer and Exchange of Notes. Issuer shall cause to be kept a register (the “Note Register”) in which Issuer shall provide for the registration of Notes and the registration of transfers of Notes. Indenture Trustee initially shall be Transfer Agent and Registrar (in such capacity, the “Transfer Agent and Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Transfer Agent and Registrar, Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Transfer Agent and Registrar.

If a Person other than Indenture Trustee is appointed by Issuer as Transfer Agent and Registrar, Issuer will give Indenture Trustee prompt written notice of the appointment of a Transfer Agent and Registrar and of the location, and any change in the location, of Transfer Agent and Registrar and Note Register. Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of Transfer Agent and Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of Transfer Agent and Registrar, to be maintained as provided in Section 3.02, if the requirements of Section 8-401 of the UCC are met as certified by Issuer to Indenture Trustee, Issuer shall execute, and upon receipt of such surrendered Note, Indenture Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes (of the same Series and Class) in any authorized denominations of like aggregate principal amount.

At the option of a Noteholder, Notes may be exchanged for other Notes (of the same Series and Class) in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of Transfer Agent and Registrar. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met as certified by Issuer to Indenture Trustee, Issuer shall execute, and upon receipt of such surrendered Note, Indenture Trustee shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall evidence the same obligations, evidence the same debt, and be entitled to the same rights and privileges under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to Indenture Trustee duly executed by, the Noteholder thereof or its attorney-in-fact duly authorized in writing, and by such other documents as Indenture Trustee may reasonably require.

Any Note held by Transferor at any time after the date of its initial issuance may be transferred or exchanged only upon the delivery to the Owner Trustee and Indenture Trustee of a Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange.

The registration of transfer of any Note shall be subject to the additional requirements, if any, set forth in the related Indenture Supplement.

No service charge shall be made for any registration of transfer or exchange of Notes, but Issuer and Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Notes.

All Notes surrendered for registration of transfer and exchange shall be canceled by Issuer and delivered to Indenture Trustee for subsequent destruction without liability on the part of either. Indenture Trustee shall destroy the Global Note upon its exchange in full for Definitive Notes and shall deliver a certificate of destruction to Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency referred to in the applicable Indenture Supplement was received with respect to each portion of the Global Note exchanged for Definitive Notes.

The preceding provisions of this Section 2.05 notwithstanding, Issuer shall not be required to make, and Transfer Agent and Registrar need not register, transfers or exchanges of Notes for a period of twenty (20) days preceding the due date for any payment with respect to the Note.

If and so long as any Series of Notes are listed on the Luxembourg Stock Exchange and such exchange shall so require, Issuer shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in the Indenture to Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. Indenture Trustee will enter into any appropriate agency agreement with any co-transfer agent and co-registrar not a party to the Indenture, which will implement the provisions of the Indenture that relate to such agent.

Notwithstanding any other provision of the Indenture, with respect to any Notes for which an Opinion of Counsel has not been issued opining on the treatment of such Notes as debt for federal income tax purposes, no transfer (or purported transfer) of all or any part of such Notes (or any economic interest therein) shall be effective, and any such transfer (or purported transfer) shall be void ab initio, and no Person shall otherwise become a Holder of such Notes if (i) at the time of transfer (or purported transfer) such Notes are traded on an established securities market or readily tradeable on a secondary market or (ii) after such transfer (or purported transfer) the Trust would have more than 95 Holders of such Notes and any other interests in the Trust for which an Opinion of Counsel is not rendered in connection with the issuance of such interest to the effect that such interest will be characterized as debt for federal income tax purposes. For purposes of determining whether the Trust will have more than 95 Holders, each Person indirectly owning an interest in the Trust through a partnership (including an entity treated as a partnership for federal income tax purposes), a grantor trust or an S corporation (each such entity a “flow through entity”) shall be treated as a Holder unless the Servicer determines, after consulting with qualified tax counsel, that less than substantially all of the value of the beneficial owner’s interest in the flow-through entity is attributable to the flow-through entity’s interest (direct or indirect) in the Trust.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. If (a) any mutilated Note is surrendered to Indenture Trustee, or Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (b) in case of destruction, loss, or theft there is delivered to Indenture Trustee such security or indemnity as may be required by it to hold Issuer, the Noteholders, Indenture Trustee and Transfer Agent and Registrar harmless, then, in the absence of notice to Issuer, Transfer Agent and Registrar or Indenture Trustee that such Note has been acquired by a protected purchaser (as defined in Section 8-303 of the UCC as in effect in the State of Nebraska), Issuer shall execute, and Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor (including the same date of issuance) and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or within seven (7) days shall be due and payable, or shall have been selected or called for redemption, instead of issuing a replacement Note, Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser (as defined in Section 8-303 of the UCC as in effect in the State of Nebraska) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, Issuer and Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by Issuer or Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 2.06, Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of Indenture Trustee or Transfer Agent and Registrar) connected therewith.

Every replacement Note issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute complete and indefeasible evidence of an obligation of the Trust, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.07. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, Issuer, Transferor, Indenture Trustee and any agent of Issuer, Transferor or Indenture Trustee shall treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving distributions pursuant to the terms of the applicable Indenture Supplement and for all other purposes whatsoever, whether or not such Note is overdue, and neither Issuer, Transferor, Indenture Trustee nor any agent of Issuer, Transferor or Indenture Trustee shall be affected by any notice to the contrary.

Section 2.08. Appointment of Paying Agent.

(a) Issuer reserves the right at any time to vary or terminate the appointment of a Paying Agent for the Notes, and to appoint additional or other Paying Agents, provided that it will at all times maintain Indenture Trustee as a Paying Agent.

If and so long as any Notes are listed on the Luxembourg Stock Exchange and such exchange shall so require, Issuer will appoint a co-paying agent in Luxembourg or another European city. Indenture Trustee will enter into any appropriate agency agreement with any co-paying agent not a party to the Indenture, which will implement the provisions of the Indenture that relate to such agent.

Notice of all changes in the identity or specified office of a Paying Agent will be delivered promptly to the Noteholders by Indenture Trustee.

(b) Indenture Trustee shall cause each Paying Agent (other than itself) to execute and deliver to Indenture Trustee an instrument in which such Paying Agent shall agree with Indenture Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Noteholders in trust for the benefit of the Noteholders entitled thereto until such sums shall be paid to such Noteholders and shall agree, and if Indenture Trustee is Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding by Indenture Trustee of payments in respect of federal income taxes due from the Note Owners.

Section 2.09. Access to List of Noteholders’ Names and Addresses.

(a) Issuer will furnish or cause to be furnished to Indenture Trustee, Servicer or Paying Agent, within five (5) Business Days after receipt by Issuer of a written request therefor from Indenture Trustee, Servicer or Paying Agent, respectively, a list of the names and addresses of the Noteholders. Unless otherwise provided in the related Indenture Supplement, the Holders of not less than 10% of the principal balance of the Outstanding Notes of any Series (the “Applicants”) may apply in writing to Indenture Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of any Series with respect to their rights under the Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then Indenture Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by Indenture Trustee and shall give Servicer notice that such request has been made, within five (5) Business Days after the receipt of such application. Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Applicants’ request.

(b) Every Noteholder, by receiving and holding a Note, agrees that none of Issuer, Indenture Trustee, Transfer Agent and Registrar and Servicer or any of their respective agents and employees shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the sources from which such information was derived.

Section 2.10. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than Indenture Trustee, be delivered to Indenture Trustee and shall be promptly canceled by it. Issuer may at any time deliver to Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which Issuer may have acquired in any lawful manner whatsoever, and all Notes so delivered shall be promptly canceled by Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted by the Indenture. All canceled Notes held by Indenture Trustee shall be disposed of by it in its customary manner unless Issuer shall direct Indenture Trustee in a timely manner that they be returned to Issuer.

Section 2.11. New Issuances.

(a) Pursuant to one or more Indenture Supplements, Transferor may from time to time direct the Owner Trustee, on behalf of Issuer, to issue one or more new Series of Notes (a “New Issuance”). The Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of the Indenture without preference, priority or distinction, all in accordance with the terms and provisions of the Indenture and the applicable Indenture Supplement except, with respect to any Series or Class, as provided in the related Indenture Supplement. Interest on and principal of the Notes of each outstanding Series shall be paid as specified in the Indenture Supplement relating to such outstanding Series.

(b) On or before the Closing Date relating to any new Series of Notes, the parties hereto will execute and deliver an Indenture Supplement which will specify the Principal Terms of such Series. The terms of such Indenture Supplement may modify or amend the terms of the Indenture solely as applied to such new Series. The obligation of the Owner Trustee to execute, on behalf of Issuer, the Notes of any Series and of Indenture Trustee to authenticate such Notes (other than any Series issued pursuant to an Indenture Supplement dated as of the date hereof) and to execute and deliver the related Indenture Supplement is subject to the satisfaction of the following conditions:

(i) on or before the fifth Business Day immediately preceding the Closing Date, Transferor shall have given Owner Trustee, Indenture Trustee, Servicer and each Rating Agency notice (unless such notice requirement is otherwise waived) of such issuance and the Closing Date;

(ii) Transferor shall have delivered to Owner Trustee and Indenture Trustee any related Indenture Supplement, in form satisfactory to Owner Trustee and Indenture Trustee, executed by each party hereto (other than Indenture Trustee);

(iii) Transferor shall have delivered to Owner Trustee and Indenture Trustee any related Enhancement Agreement executed by Transferor and Enhancement Provider;

(iv) the Rating Agency Condition shall have been satisfied with respect to such issuance;

(v) Transferor shall have delivered to Owner Trustee and Indenture Trustee an Officer’s Certificate, dated the Closing Date to the effect that Transferor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification have an Adverse Effect;

(vi) Transferor shall have delivered to Owner Trustee and Indenture Trustee (with a copy to each Rating Agency) a Tax Opinion, dated the Closing Date with respect to such issuance; and

(vii) Transferor shall have delivered to Owner Trustee and Indenture Trustee an Officer’s Certificate stating that (A) the Transferor Interest shall not be less than the Minimum Transferor Interest and (B) the Aggregate Principal Balance shall not be less than the Minimum Aggregate Principal Receivables, in each case as of the Closing Date and after giving effect to such issuance.

(c) Upon satisfaction of the above conditions, as evidenced by an Officer’s Certificate of Transferor, pursuant to Section 2.03, Owner Trustee, on behalf of Issuer, shall execute and Indenture Trustee shall upon written direction of Issuer authenticate and deliver the Notes of such Series as provided in the Indenture and the applicable Indenture Supplement.

(d) Issuer may direct Indenture Trustee in writing to deposit the net proceeds from any New Issuance in the Excess Funding Account. Issuer may also specify that on any Transfer Date the proceeds from the sale of any new Series may be withdrawn from the Excess Funding Account and treated as Excess Principal Collections.

Section 2.12. Book-Entry Notes. Unless otherwise provided in any related Indenture Supplement, the Notes, upon original issuance, shall be issued in the form of typewritten or printed Notes representing the Book-Entry Notes to be delivered to the depository specified in such Indenture Supplement which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series.

The Notes of each Series shall, unless otherwise provided in the related Indenture Supplement, initially be registered in the Note Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency for such Book-Entry Notes and shall be delivered to Indenture Trustee or, pursuant to such Clearing Agency’s or Foreign Clearing Agency’s instructions held by Indenture Trustee’s agent as custodian for the Clearing Agency or Foreign Clearing Agency.

Unless and until Definitive Notes are issued under the limited circumstances described in Section 2.14, no Note Owner shall be entitled to receive a Definitive Note representing such Note Owner’s interest in such Note. Unless and until Definitive Notes have been issued to the Note Owners pursuant to Section 2.14:

(a) the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series;

(b) Indenture Trustee shall be entitled to deal with the Clearing Agency or Foreign Clearing Agency and the Clearing Agency Participants for all purposes of the Indenture (including the payment of principal of and interest on the Notes of each such Series) as the authorized representatives of the Note Owners;

(c) to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Series;

(d) the rights of Note Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the depository agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.14, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Notes to such Clearing Agency Participants; and

(e) whenever the Indenture requires or permits actions to be taken based upon instructions or directions of the Holders of Notes representing a specified percentage of the Outstanding Amount, the Clearing Agency or Foreign Clearing Agency shall be deemed to represent such percentage only to the extent that they have received instructions to such effect from the Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to Indenture Trustee.

Section 2.13. Notices to Clearing Agency or Foreign Clearing Agency. Whenever a notice or other communication to the Noteholders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.14, Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency or Foreign Clearing Agency, as applicable, and shall have no obligation to the Note Owners.

Section 2.14. Definitive Notes. If (i)(A) Transferor advises Indenture Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Book-Entry Notes of a given Class or Series and (B) Indenture Trustee or Issuer is unable to locate and reach an agreement on satisfactory terms with a qualified successor, (ii) Transferor, at its option, advises Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to such Class or Series or (iii) after the occurrence of a Servicer Default, a Pay Out Event or an Event of

Default, Note Owners of Notes evidencing more than 50% of the Outstanding Amount (or such other percentage as specified in the related Indenture Supplement) of such Class or Series, as applicable, advise Indenture Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system is no longer in the best interests of the Note Owners of such Class or Series, the Clearing Agency shall notify all Note Owners of such Class or Series of the occurrence of such event and of the availability of Definitive Notes to Note Owners of such Class or Series requesting the same. Upon surrender to Indenture Trustee of the Notes of such Class or Series, accompanied by registration instructions from the applicable Clearing Agency, Issuer shall execute and Indenture Trustee shall authenticate Definitive Notes of such Class or Series and shall recognize the registered holders of such Definitive Notes as Noteholders under the Indenture. Neither Issuer nor Indenture Trustee shall be liable for any delay in delivery of such instructions, and Issuer and Indenture Trustee may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Class or Series, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and Indenture Trustee shall recognize the registered holders of the Definitive Notes of such Class or Series as Noteholders of such Class or Series hereunder. Definitive Notes will be transferable and exchangeable at the offices of Transfer Agent and Registrar.

Section 2.15. Global Note. If specified in the related Indenture Supplement for any Series, Notes may be initially issued in the form of a single temporary Global Note (the “Global Note”) in bearer form, without interest coupons, in the denomination of the initial principal amount and substantially in the form attached to the related Indenture Supplement. Unless otherwise specified in the related Indenture Supplement, the provisions of this Section 2.15 shall apply to such Global Note. The Global Note will be authenticated by Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Global Note may be exchanged in the manner described in the related Indenture Supplement for Registered Notes or Bearer Notes in definitive form. Except as otherwise specifically provided in the Indenture Supplement, any Notes that are issued in bearer form pursuant to the Indenture shall be issued in accordance with the requirements of Code section 163(f)(2).

Section 2.16. Meetings of Noteholders. To the extent provided by the Indenture Supplement for any Series issued in whole or in part in Bearer Notes, Servicer or Indenture Trustee may at any time call a meeting of the Noteholders of such Series, to be held at such time and at such place as Servicer and Indenture Trustee, as the case may be, shall determine, for the purpose of approving a modification or amendment to, or obtaining a waiver of, any covenant or condition set forth in the Indenture with respect to such Series or in the Notes of such Series, subject to Article X.

Section 2.17. Uncertificated Classes. Notwithstanding anything to the contrary contained in this Article II or in Article XI, unless otherwise specified in any Indenture Supplement, any provisions contained in this Article II and in Article XI relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Notes shall not be applicable to any uncertificated Notes, provided, however, that, except as otherwise specifically provided in the Indenture Supplement, any such uncertificated Notes shall be issued in “registered form” within the meaning of Code section 163(f)(1).

Section 2.18. Record Date for Voting. The record date for purposes of determining the identity of Noteholders and Noteowners entitled to vote or consent to any action pursuant to the Indenture or any Indenture Supplement shall be as specified in TIA § 316(c).

ARTICLE III

REPRESENTATIONS AND COVENANTS OF ISSUER

Section 3.01. Payment of Principal and Interest.

(a) Issuer will duly and punctually pay principal and interest in accordance with the terms of the Notes as specified in the relevant Indenture Supplement.

(b) The Noteholders of a Series as of the Record Date in respect of a Distribution Date shall be entitled to the interest accrued and payable and principal payable on such Distribution Date as specified in the related Indenture Supplement. All payment obligations under a Note are discharged to the extent such payments are made to the Noteholder of record.

Section 3.02. Maintenance of Office or Agency. Issuer will maintain an office or agency within the State of New York and such other locations as may be set forth in an Indenture Supplement where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon Issuer in respect of the Notes and the Indenture may be served. Issuer hereby initially appoints Indenture Trustee at its Corporate Trust Office to serve as its agent for the foregoing purposes. Issuer will give prompt written notice to Indenture Trustee and the Noteholders of the location, and of any change in the location, of any such office or agency. If at any time Issuer shall fail to maintain any such office or agency or shall fail to furnish Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and Issuer hereby appoints Indenture Trustee at its Corporate Trust Office as its agent to receive all such presentations, surrenders, notices and demands.

Section 3.03. Money for Note Payments to Be Held in Trust. All payments of amounts due and payable with respect to the Notes which are to be made from amounts withdrawn from the Collection Account and the Excess Funding Account shall be made on behalf of Issuer by Indenture Trustee or by Paying Agent, and no amounts so withdrawn from the Collection Account or the Excess Funding Account shall be paid over to or at the direction of Issuer except as provided in this Section 3.03 and in the related Indenture Supplement.

Whenever Issuer shall have a Paying Agent in addition to Indenture Trustee, it will, on or before the Business Day next preceding each Distribution Date, direct Indenture Trustee to deposit with such Paying Agent on or before such Distribution Date an aggregate sum sufficient to pay the amounts then becoming due, such sum to be (i) held in trust for the benefit of Persons entitled thereto and (ii) invested, pursuant to an Issuer Order, by Paying Agent in Permitted Investments in accordance with the terms of the related Indenture Supplement. For all investments made by a Paying Agent under this Section 3.03, such Paying Agent shall be entitled to all of the rights and obligations of Indenture Trustee under the related Indenture Supplement, such rights and obligations being incorporated in this paragraph by this reference.

Issuer will cause each Paying Agent other than Indenture Trustee to execute and deliver to Indenture Trustee an instrument in which such Paying Agent shall agree with Indenture Trustee (and if Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent, in acting as Paying Agent, is an express agent of Issuer and, further, that such Paying Agent will:

(a) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b) give Indenture Trustee written notice of any default by Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(c) at any time during the continuance of any such default, upon the written request of Indenture Trustee, forthwith pay to Indenture Trustee all sums so held in trust by such Paying Agent;

(d) immediately resign as a Paying Agent and forthwith pay to Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Section 3.04. Existence. Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other related instrument or agreement.

Section 3.05. Protection of Collateral. Issuer will from time to time prepare, or cause to be prepared, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a) grant more effectively all or any portion of the Collateral as security for the Notes;

(b) maintain or preserve the lien (and the priority thereof) of the Indenture or to carry out more effectively the purposes hereof;

(c) perfect, publish notice of, or protect the validity of any Grant made or to be made under the Indenture;

(d) enforce any of the Collateral; or

(e) preserve and defend title to the Collateral securing the Notes and the rights therein of Indenture Trustee and the Noteholders secured thereby against the claims of all Persons and parties.

Issuer hereby designates Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 3.05 and provided to it.

Issuer shall pay or cause to be paid any taxes levied on all or any part of the Collateral securing the Notes.

Section 3.06. Opinions as to Collateral.

(a) On the Closing Date relating to any new Series of Notes, Issuer shall furnish to Indenture Trustee an Opinion of Counsel (with a copy to each Rating Agency) either stating that, in the opinion of such counsel, such action has been taken to perfect the lien and security interest of the Indenture, including with respect to the recording and filing of the Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are so necessary and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such lien and security interest.

(b) On or before March 31 in each calendar year, beginning in 2003, Issuer shall furnish to Indenture Trustee an Opinion of Counsel satisfactory to the Rating Agencies either stating that, in the opinion of such counsel, such action has been taken to perfect the lien and security interest of the Indenture, including with respect to the recording, filing, re-recording and refiling of the Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is so necessary and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of

Counsel shall also describe the recording, filing, re-recording and refiling of the Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of the Indenture until March 31 in the following calendar year.

Section 3.07. Performance of Obligations; Servicing of Receivables.

(a) Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in the Indenture, the Transfer and Servicing Agreement or such other instrument or agreement.

(b) Issuer may contract with other Persons to assist it in performing its duties under the Indenture, and any performance of such duties by a Person identified to Indenture Trustee in an Officer’s Certificate of Issuer shall be deemed to be action taken by Issuer. Initially, Issuer has contracted with Administrator to assist Issuer in performing its duties under the Indenture.

(c) Issuer will punctually perform and observe all of its obligations and agreements contained in the Indenture, the other Transaction Documents and in the instruments and agreements relating to the Collateral, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of the Indenture, the Transfer and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(d) If Issuer shall have knowledge of the occurrence of a Servicer Default under the Transfer and Servicing Agreement, Issuer shall promptly notify the Rating Agencies thereof, and specify in such notice the action, if any, being taken with respect to such default. If a Servicer Default arises from the failure of Servicer to perform any of its duties or obligations under the Transfer and Servicing Agreement with respect to the Receivables, Issuer shall take all reasonable steps available to it to remedy such failure.

(e) On and after the receipt by Servicer of a Termination Notice pursuant to Section 7.01 of the Transfer and Servicing Agreement, Servicer shall continue to perform all servicing functions under the Transfer and Servicing Agreement until the date specified in the Termination Notice or until a date mutually agreed upon by Servicer and Indenture Trustee. As promptly as possible after the giving of a Termination Notice to Servicer, Indenture Trustee shall appoint a Successor Servicer, and such Successor Servicer shall accept its appointment by a written assumption. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when Servicer ceases to act as Servicer, Indenture Trustee in accordance with Section 7.02 of the Transfer and Servicing Agreement without further action shall automatically be appointed the Successor Servicer. Indenture Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with Section 3.01(b) and Section 5.07 of the Transfer and Servicing Agreement. Notwithstanding the foregoing, Indenture Trustee shall, if it is legally unable so to act, petition at the expense of Servicer a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer. Indenture Trustee shall give prompt notice to each Rating Agency and each Enhancement Provider upon the appointment of a Successor Servicer. Upon its appointment, the Successor Servicer shall be the successor in all respects to Servicer with respect to servicing functions under the Transfer and Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on Servicer after the date of such appointment by the terms and provisions thereof, and all references in the Indenture to Servicer shall be deemed to refer to the Successor Servicer. In connection with any Termination Notice, Indenture Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation, subject to the limitations set forth in Section 7.02 of the Transfer and Servicing Agreement. Notwithstanding anything else herein to the contrary, in no event shall Indenture Trustee be liable for any servicing fee.

(f) Without derogating from the absolute nature of the assignment granted to Indenture Trustee under the Indenture or the rights of Indenture Trustee hereunder, Issuer agrees (i) that it will not, without the prior written consent of Indenture Trustee and Noteholders holding a majority of the Outstanding Amount of each Series, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Transfer and Servicing Agreement) or the Transaction Documents (except to the extent otherwise provided in the Transaction Documents), or waive timely performance or observance by Servicer or Transferor of their respective obligations under the Transfer and Servicing Agreement (except to the extent otherwise provided therein); and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by Indenture Trustee and such Noteholders, Issuer agrees, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as are necessary or appropriate in the circumstances.

Section 3.08. Negative Covenants. So long as any Notes are Outstanding, Issuer will not:

(a) sell, transfer, exchange, or otherwise dispose of any part of the Collateral unless directed to do so by Indenture Trustee, except as expressly permitted by the Indenture and any Indenture Supplement, the Trust Agreement or the Transfer and Servicing Agreement;

(b) claim any credit on, or make any deduction from, the principal and interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(c) incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than incurred under the Notes and the Indenture;

(d) (i) permit the validity or effectiveness of the Indenture to be impaired, or permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted hereby, (ii) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (iii) permit the lien of the Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics, or similar lien) in the Collateral;

(e) amend its operating agreement or articles of organization, unless the Rating Agency Condition is met; or

(f) voluntarily dissolve or liquidate in whole or in part.

Section 3.09. Statements as to Compliance. Issuer will deliver to Indenture Trustee and the Rating Agencies, within 120 days after the end of each fiscal year of Issuer at the end of which any Notes are outstanding (commencing within 120 days after the end of the fiscal year 2002) an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that

(a) a review of the activities of Issuer during the 12-month period ending at the end of such fiscal year and of performance under the Indenture has been made under such Authorized Officer’s supervision;

(b) to the best of such Authorized Officer’s knowledge, based on such review, Issuer has complied with all conditions and covenants under the Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof; and

(c) such Authorized Officer is the principal executive officer, principal financial officer or principal accounting officer of the Administrator.

Section 3.10. Issuer May Consolidate, Etc., Only on Certain Terms.

(a) Issuer shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than Issuer) formed by or surviving such consolidation or merger (the “Surviving Person”) (A) is organized and existing under the laws of the United States of America or any state thereof, (B) is not subject to regulation as an “investment company” under the Investment Company Act and (C) expressly assumes, by an indenture supplemental hereto, executed and delivered to Indenture Trustee, in a form satisfactory to Indenture Trustee, the obligation to make due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of the Indenture on the part of Issuer to be performed or observed;

(ii) immediately after giving effect to such transaction, no Event of Default or Pay Out Event shall have occurred and be continuing;

(iii) Issuer shall have delivered to Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that (A) such consolidation or merger and such supplemental indenture comply with this Section 3.10, (B) all conditions precedent provided for in this Section 3.10 relating to such transaction have been complied with (including any filing required by the Exchange Act) and (iii) such supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable against the Surviving Person;

(iv) the Rating Agency Condition shall have been satisfied with respect to such transaction;

(v) Issuer shall have received a Tax Opinion with respect to such consolidation or merger; and

(vi) any action that is necessary to maintain the lien and security interest created by the Indenture shall have been taken.

(b) Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral, substantially as an entirety to any Person, unless:

(i) the Person that acquires by conveyance or transfer the properties and assets of Issuer (the “Acquiring Person”) (A) is a United States citizen or a Person organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia, (B) is not subject to regulation as an “investment company” under the Investment Company Act, (C) expressly assumes, by an indenture supplemental hereto, executed and delivered to Indenture Trustee, in form satisfactory to Indenture Trustee, the obligation to make due and punctual payments of the principal of and interest on all Notes and the performance of every covenant of the Indenture on the part of Issuer to be performed or observed, (D) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (E) expressly agrees to indemnify, defend and hold harmless Issuer against and from any loss, liability or expense arising under or related to the Indenture and the Notes and (F) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii) immediately after giving effect to such transaction, no Event of Default or Pay Out Event shall have occurred and be continuing;

(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv) Issuer shall have received a Tax Opinion with respect to such transaction;

(v) any action that is necessary to maintain the lien and security interest created by the Indenture shall have been taken; and

(vi) Issuer shall have delivered to Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that (A) such conveyance or transfer and such supplemental indenture comply with this Section 3.10, (B) all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act), and (C) such supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable against the Acquiring Person.

Section 3.11. Successor Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of Issuer substantially as an entirety in accordance with Section 3.10, the Surviving Person or the Acquiring Person, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, Issuer under the Indenture with the same effect as if such Person had been named as Issuer herein. In the event of any such conveyance or transfer, the Person named as Issuer in the first paragraph of the Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 3.11 shall be released from its obligations under the Indenture immediately upon the effectiveness of such conveyance or transfer, provided that Issuer shall not be released from any obligations or liabilities to Indenture Trustee or the Noteholders arising prior to such effectiveness.

Section 3.12. No Other Business. Issuer shall not engage in any business other than the activities set forth in Section 2.03 of the Trust Agreement.

Section 3.13. Investments. Except as contemplated by the Indenture or the Transfer and Servicing Agreement, Issuer shall not own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.14. Capital Expenditures. Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.15. Removal of Administrator. So long as any Notes are outstanding, Issuer shall not remove Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

Section 3.16. Restricted Payments. Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in Issuer or otherwise with respect to any ownership or equity interest or security in or of Issuer or to Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Transaction Documents and (y) payments to Indenture Trustee pursuant to Section 6.07. Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Transaction Documents.

Section 3.17. Notice of Events of Default and Pay Out Events. Issuer agrees to give Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default and each Pay Out Event hereunder, written notice of each default on the part of Servicer or Transferor of its obligations under the Transfer and Servicing Agreement and each default on the part of RPA Seller of its obligations under the Receivables Purchase Agreement, immediately after obtaining knowledge thereof.

Section 3.18. Derivative Financial Investments. Issuer shall not hold any derivative financial instrument unless such derivative financial instrument complies with the requirements of paragraph 40 of Statement of Financial Accounting Standards No. 140 issued by the Financial Accounting Standards Board, including any interpretations thereof or any successor regulations issued by the Financial Accounting Standards Board.

Section 3.19. Further Instruments and Acts. Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.

Section 3.20. Perfection Representations and Warranties. Issuer hereby makes the Perfection Representations and Warranties to the Indenture Trustee as of the Certificate Trust Termination Date, with the Indenture as the Specified Agreement, the Issuer as the Debtor and the Indenture Trustee as the Secured Party. The rights and remedies with respect to any breach of the Perfection Representations and Warranties made under this Section 3.20 shall be continuing and shall survive any termination of the Specified Agreement. Secured Party shall not waive a breach of any Perfection Representation and Warranty. In order to evidence the interests of Debtor and Secured Party under the Specified Agreement, the Debtor and Servicer shall, from time to time take such action, and execute and deliver such instruments (including, without limitation, such actions or filings as are requested by the Secured Party and financing statements under the UCC as enacted and then in effect in any jurisdiction in which the Debtor is organized, has its principal place of business or maintains any books, records, files or other information concerning the Receivables) in order to maintain and perfect, as a first priority interest, the Secured Party’s security interest in the Receivables. Debtor hereby authorizes Servicer to file financing statements under the UCC without Debtor’s signature where allowed by applicable law.

Section 3.21. Tax Treatment. Issuer has entered into the Indenture, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax purposes, (i) the Notes will qualify as indebtedness and (ii) the Issuer shall not be treated as an association or publicly traded partnership taxable as a corporation. The Issuer, by entering into the Indenture, and each Noteholder by the acceptance of any such Note (and each beneficial owner of a Note, by its acceptance of an interest in the applicable Note), agree to treat such Notes for federal, state and local income and franchise tax purposes as indebtedness. Each Holder of such Note agrees that it will cause any Person acquiring an interest in such Note through it to comply with the Indenture as to treatment of indebtedness under applicable tax law, as described in this Section 3.21. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Issuer or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by applicable law, shall not file tax returns or obtain any federal employer identification number for the Issuer, but shall treat the Issuer as a security device or disregarded entity for federal income tax purposes. The provisions of the Indenture shall be construed in furtherance of the foregoing intended tax treatment.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of the Indenture. The Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) the rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.03, 3.07, 3.08, 3.11, 3.12 and 12.16, (e) the rights and immunities of Indenture Trustee hereunder, including the rights of Indenture Trustee under Section 6.07, and the obligations of Indenture Trustee under Section 4.02, and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with Indenture Trustee and payable to all or any of them, and Indenture Trustee, at the expense of Issuer and on written demand of, or on behalf of, Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the Notes when:

(i) either

(A) all Notes theretofore authenticated and delivered (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced, or paid as provided in Section 2.06, and (2) Notes for whose full payment Servicer or Transferor, on behalf of Issuer, has theretofore deposited money in trust, which money has thereafter been repaid to Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to Indenture Trustee for cancellation; or

(B) all Notes not theretofore delivered to Indenture Trustee for cancellation:

(1) have become due and payable; or

(2) will become due and payable at the Series Termination Date for such Class or Series of Notes; or

(3) are to be called for redemption within one year under arrangements satisfactory to Indenture Trustee for the giving of notice of redemption by Indenture Trustee in the name, and at the expense, of Issuer; and

(4) Transferor or Servicer, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to Indenture Trustee for cancellation when due at the Series Termination Date for such Class or Series of Notes or the Redemption Date (if Notes shall have been called for redemption pursuant to the related Indenture Supplement), as the case may be;

(ii) Issuer has paid or caused to be paid all other sums payable hereunder by Issuer; and

(iii) Issuer has delivered or caused to be delivered to Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 12.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.

Section 4.02. Application of Issuer Money. All monies deposited with Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes, the Indenture and the applicable Indenture Supplement, to make payments, either directly or through any Paying Agent to the Noteholders and for the payment in respect of which such monies have been deposited with Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Transfer and Servicing Agreement or required by law.

ARTICLE V

PAY OUT EVENTS, DEFAULTS AND REMEDIES

Section 5.01. Pay Out Events. If any one of the following events (each, a “Trust Pay Out Event”) shall occur:

(a) the occurrence of an Insolvency Event relating to FNBO or Transferor;

(b) FNBO shall become unable for any reason to transfer Receivables to Transferor pursuant to the Receivables Purchase Agreement or Transferor shall become unable for any reason to transfer Receivables to Issuer pursuant to the Transfer and Servicing Agreement; or

(c) Issuer shall become subject to regulation by the Commission as an “investment company” within the meaning of the Investment Company Act;

then a Pay Out Event with respect to all Series of Notes shall occur without any notice or other action on the part of Indenture Trustee or the Noteholders immediately upon the occurrence of such event.

Section 5.02. Events of Default. “Event of Default,” wherever used herein, means with respect to any Series any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of the principal of any Note of that Series, if and to the extent not previously paid, when the same becomes due and payable on its Series Termination Date;

(b) default in the payment of any interest on any Note of that Series when the same becomes due and payable, and such default shall continue for a period of thirty-five (35) days;

(c) the occurrence of an Insolvency Event relating to Issuer; or

(d) default in the observance or performance of any covenant or agreement of Issuer made in the Indenture made in respect of the Notes of such Series (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section 5.02 specifically dealt with) (all of such covenants and agreements in the Indenture which are not expressly stated to be for the benefit of a particular Series being deemed to be in respect of the Notes of all Series for this purpose) and such default shall continue or not be cured for a period of sixty (60) days after there shall have been given, by registered or certified mail, return receipt requested, or by courier or overnight delivery, to Issuer by Indenture Trustee or to Issuer and Indenture Trustee by the Holders of Notes representing at least 25% of the Outstanding Amount of such Series, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder and, as a result of such default, the interests of the Holders of the Notes are materially and adversely affected and continue to be materially and adversely affected during the 60-day period; or

(e) any additional events specified in the Indenture Supplement related to such Series.

In addition to the notice required under Section 3.17, Issuer shall deliver to Indenture Trustee, within five (5) days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Default or Event of Default, its status and what action Issuer is taking or proposes to take with respect thereto.

Section 5.03. Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in paragraph (a), (b) or (d) of Section 5.02 should occur and be continuing with respect to a Series, then and in every such case Indenture Trustee or the Holders of Notes representing more than 50% of the Outstanding Amount of such Series may declare all the Notes of such Series to be immediately due and payable, by a notice in writing to Issuer (and to Indenture Trustee if declared by Noteholders), and upon any such declaration the Outstanding Amount of such Series, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

If an Event of Default described in paragraph (c) of Section 5.02 should occur and be continuing, then the Outstanding Amount of each Series, together with accrued and unpaid interest thereon through the date of acceleration, shall automatically become due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by Indenture Trustee as hereinafter provided in this Article V, the Holders of Notes representing more than 50% of the Outstanding Amount of such Series, by written notice to Issuer (with a copy to the Administrator) and Indenture Trustee, may rescind and annul such declaration and its consequences; provided, that:

(a) Issuer has paid or deposited with Indenture Trustee a sum sufficient to pay:

(i) all payments of principal of and interest on all Notes, and all other amounts, that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(ii) all sums paid or advanced by Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of Indenture Trustee and its agents and counsel; and

(b) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

The Issuer shall promptly provide to the Rating Agencies a copy of any notice from the Holders of Notes it has received pursuant to this Section 5.03.

Section 5.04. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of thirty-five (35) days following the date on which such interest became due and payable or (ii) default is made in the payment of principal of any Note, if and to the extent not previously paid, when the same becomes due and payable on the Series Termination Date, Issuer will, upon demand of Indenture Trustee, pay to it, for the benefit of the Holders of the Notes of the affected Series, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, interest upon overdue installments of interest, as specified in the related Indenture Supplement, and in addition thereto will pay such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of Indenture Trustee and its agents and counsel.

(b) In case Issuer shall fail forthwith to pay such amounts upon such demand, Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against Issuer or other obligor upon such Notes and collect in the manner provided by law out of the Collateral or the property of such other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, Indenture Trustee may, as more particularly provided in Section 5.05, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders of the affected Series, by such appropriate Proceedings as Indenture Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in Indenture Trustee by the Indenture or by law.

(d) In case there shall be pending, relative to Issuer or any other obligor upon the Notes of the affected Series, or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or in case a receiver, conservator, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator, custodian or other similar official shall have been appointed for or taken possession of Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to Issuer or other obligor upon the Notes of such Series, or to the creditors or property of Issuer or such other obligor, Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes of such Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of Indenture Trustee (including any claim for reasonable compensation to Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or willful misconduct) and of the Noteholders of such Series allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes of such Series in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders of such Series and of Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Indenture Trustee or the Holders of Notes of such Series allowed in any judicial Proceedings relative to Issuer, its creditors and its property;

and any trustee, receiver, conservator, liquidator, custodian, assignee, sequestrator or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to Indenture Trustee, and, in the event that Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or willful misconduct.

(e) Nothing herein contained shall be deemed to authorize Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Holders of the Notes of the affected Series as provided herein.

(g) In any Proceedings brought by Indenture Trustee (and also any Proceedings involving the interpretation of any provision of the Indenture to which Indenture Trustee shall be a party), Indenture Trustee shall be held to represent all the Holders of the Notes of the affected Series, and it shall not be necessary to make any such Noteholder a party to any such Proceedings.

Section 5.05. Remedies; Priorities.

(a) If an Event of Default shall have occurred and be continuing with respect to any Series, and the Notes of such Series have been accelerated pursuant to Section 5.03, Indenture Trustee may do one or more of the following (subject to Sections 5.06 and 12.16):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of the affected Series or under the Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from Issuer and any other obligor upon such Notes moneys adjudged due;

(ii) take any other appropriate action to protect and enforce the rights and remedies of Indenture Trustee and the Holders of the Notes of the affected Series;

(iii) cause the Trust to sell Principal Receivables in an amount equal to the Collateral Amount of the accelerated Series, together with the related Finance Charge Receivables, or interests therein, in accordance with Section 5.16;

provided, however, that Indenture Trustee may not exercise the remedy described in subparagraph (iii) above unless (A)(1) the Holders of Notes representing 100% of the Outstanding Amount of the affected Series consent in writing thereto, (2) Indenture Trustee determines that any proceeds of such exercise distributable to the Noteholders of the affected Series will be sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest and obtains the consent to exercise this remedy from Holders of Notes representing more than 50% of the Outstanding Amount of such Series or (3) Indenture Trustee determines that the Collateral may not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and Indenture Trustee obtains the consent of the Holders of Notes representing at least 66-2/3% of the Outstanding Amount of each Class of such Series and (B) Indenture Trustee has been provided with an Opinion of Counsel to the effect that the exercise of such remedy complies with applicable federal and state securities laws. In determining such sufficiency or insufficiency with respect to clauses (A)(2) and (A)(3), Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

The remedies provided in this Section 5.05(a) are the exclusive remedies provided to the Noteholders with respect to the Collateral and each of the Noteholders (by their acceptance of their respective interests in the Notes) hereby expressly waives any other remedy that might have been available under the applicable UCC or any other law.

(b) If Indenture Trustee collects any money or property pursuant to this Article V following the acceleration of the Notes of the affected Series pursuant to Section 5.03 (so long as such a declaration shall not have been rescinded or annulled), it shall pay out the money or property in the following order:

FIRST: to Indenture Trustee for amounts due pursuant to Section 6.07; and

SECOND: unless otherwise specified in the related Indenture Supplement, to Servicer for distribution in accordance with Article IV of the related Indenture Supplement with such amounts being deemed to be Principal Collections and Finance Charge Collections in the same proportion as (x) the outstanding principal balance of the Notes bears to (y) the sum of the accrued and unpaid interest on the Notes and other fees and expenses payable in connection therewith under the applicable Indenture Supplement, including the amounts payable under any Enhancements with respect to such Series.

(c) Indenture Trustee may, upon notification to Issuer, fix a record date and payment date for any payment to Noteholders of the affected Series pursuant to this Section 5.05. At least fifteen (15) days before such record date, Indenture Trustee shall mail or send by facsimile, at the expense of Servicer, to each such Noteholder a notice that states the record date, the payment date and the amount to be paid.

(d) In addition to the application of money or property referred to in Section 5.05(b) for an accelerated Series, amounts then held in the Collection Account, Excess Funding Account or any Series Accounts for such Series and any amounts available under the Enhancement for such Series shall be used to make payments to the Holders of the Notes of such Series and the Enhancement Provider for such Series in accordance with the terms of the Indenture, the related Indenture Supplement and the Enhancement for such Series. Following the sale of any Principal Receivables and related Finance Charge Receivables pursuant to Section 5.05(a)(iii) (or interests therein) for a Series and the application of the proceeds of such sale to such Series and the application of the amounts then held in the Collection Account, the Excess Funding Account and any Series Accounts for such Series as are allocated to such Series and any amounts available under the Enhancement for such Series, such Series shall no longer be entitled to any allocation of Collections or other property constituting the Collateral under the Indenture.

Section 5.06. Optional Preservation of the Collateral. If the Notes of any Series have been declared to be due and payable under Section 5.03 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, and Indenture Trustee has not received directions from the Noteholders pursuant to Section 5.12, Indenture Trustee may, but need not, elect to maintain possession of the portion of the Collateral which secures such Notes and apply proceeds of the Collateral to make payments on such Notes to the extent such proceeds are available therefor. In determining whether to maintain possession of the Collateral, Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

Section 5.07. Limitation on Suits. Except as otherwise provided in Section 4.21 of the applicable Indenture Supplement, no Noteholder shall have any right to institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) the Holders of Notes representing not less than 25% of the Outstanding Amount of each affected Series have made written request to Indenture Trustee to institute such proceeding in its own name as indenture trustee;

(b) such Noteholder or Noteholders has previously given written notice to Indenture Trustee of a continuing Event of Default;

(c) such Noteholder or Noteholders has offered to Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) Indenture Trustee for sixty (60) days after its receipt of such request and offer of indemnity has failed to institute any such Proceeding; and

(e) no direction inconsistent with such written request has been given to Indenture Trustee during such 60-day period by the Holders of Notes representing more than 25% of the Outstanding Amount of each affected Series;

it being understood and intended that no one or more Noteholders of the affected Series shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Noteholders of such Series or to obtain or to seek to obtain priority or preference over any other Noteholders of such Series or to enforce any right under the Indenture, except in the manner herein provided.

In the event Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two (2) or more groups of Noteholders of any affected Series, each representing no more than 50% of the Outstanding Amount of such Series, Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of the Indenture.

Section 5.08. Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in the Indenture, each Noteholder shall have the right which is absolute and unconditional to receive payment of the principal of and interest in respect of such Note as such principal and interest becomes due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

Section 5.09. Restoration of Rights and Remedies. If Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under the Indenture and such Proceeding has been discontinued or abandoned, or has been determined adversely to Indenture Trustee or to such Noteholder, then and in every such case Issuer, Indenture Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative. Except as specified in Section 5.05(a) above, no right, remedy, power or privilege herein conferred upon or reserved to Indenture Trustee or to the Noteholders is intended to be exclusive of any other right, remedy, power or privilege, and every right, remedy, power or privilege shall, to the extent permitted by law, be cumulative and in addition to every other right, remedy, power or privilege given hereunder or now or hereafter existing at law or in equity or otherwise. Except as specified in Section 5.05(a) above, the assertion or exercise of any right or remedy shall not preclude any other further assertion or the exercise of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver. No failure to exercise and no delay in exercising, on the part of Indenture Trustee or of any Noteholder or other Person, any right or remedy occurring hereunder upon any Event of Default shall impair any such right or remedy or constitute a waiver thereof of any such Event of Default or an acquiescence therein. Except as specified in Section 5.05(a) above, every right and remedy given by this Article V or by law to Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by Indenture Trustee or by the Noteholders, as the case may be.

Section 5.12. Rights of Noteholders to Direct Indenture Trustee. The Holders of Notes representing more than 50% of the Outstanding Amount of any affected Series shall have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to Indenture Trustee with respect to such Series or exercising any trust or power conferred on Indenture Trustee with respect to such Series; provided, however, that subject to Section 6.01 Indenture Trustee shall have the right to decline any such direction if:

(a) Indenture Trustee, after being advised by counsel, determines that the action so directed is in conflict with any rule of law or with the Indenture;

(b) Indenture Trustee in good faith shall, by a Responsible Officer of Indenture Trustee, determine that the Proceedings so directed would be illegal or involve Indenture Trustee in personal liability or be unjustly prejudicial to the Noteholders not parties to such direction; or

(c) Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the action so directed.

Section 5.13. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes of the affected Series as provided in Section 5.03, Holders of Notes representing not less than 66 2⁄3 of the Outstanding Amount of such Series (or with respect to any such Series with two or more Classes, of each Class), may, on behalf of all such Noteholders, waive in writing any past default, with written notice to Indenture Trustee, with respect to such Notes and its consequences, except a default:

(a) in the payment of the principal or interest in respect of any Note of such Series, or

(b) in respect of a covenant or provision hereof that under Section 10.02 cannot be modified or amended without the consent of the Noteholder of each Outstanding Note affected;

which, in the case of either clause (a) or (b), can only be waived by all Noteholders of each affected Series. Upon any such written waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs. All parties to the Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant (other than Indenture Trustee) in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders (in compliance with Section 5.08) holding Notes representing more than 10% of the Outstanding Amount of the affected Series, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal or interest in respect of any Note on or after the Distribution Date on which any of such amounts was due (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.15. Waiver of Stay or Extension Laws. Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may adversely affect the covenants or the performance of the Indenture; and Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16. Sale of Receivables.

(a) The method, manner, time, place and terms of any sale of Receivables (or interests therein) pursuant to Section 5.05(a)(iii) shall be commercially reasonable. Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any sale.

(b) Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of Issuer in connection with any sale of Receivables pursuant to Section 5.05(a)(iii). No purchaser or transferee at any such sale shall be bound to ascertain Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(c) In its exercise of the foreclosure remedy pursuant to Section 5.05(a)(iii), Indenture Trustee shall solicit, or cause to be solicited, bids for the sale of Receivables (or interests therein), in the amount specified in Section 5.05(a)(iii). Indenture Trustee shall sell, or cause to be sold, such Receivables (or interests therein) to the bidder with the highest cash purchase offer. The proceeds of any such sale shall be applied as specified in the applicable Indenture Supplement.

Section 5.17. Action on Notes. Indenture Trustee’s right to seek and recover judgment on the Notes or under the Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to the Indenture. Neither the lien of the Indenture nor any rights or remedies of Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by Indenture Trustee against Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of Issuer. Any money or property collected by Indenture Trustee shall be applied as specified in the applicable Indenture Supplement.

ARTICLE VI

INDENTURE TRUSTEE

Section 6.01. Duties of Indenture Trustee.

(a) If an Event of Default has occurred and is continuing and a Responsible Officer of Indenture Trustee shall have actual knowledge or written notice of such Event of Default, Indenture Trustee shall exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default or a Pay Out Event:

(i) Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture, and no implied covenants or obligations shall be read into the Indenture against Indenture Trustee; and

(ii) in the absence of bad faith or negligence on its part, Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to Indenture Trustee and conforming to the requirements of the Indenture; provided, however, Indenture Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to Indenture Trustee which are specifically required to be furnished pursuant to any provision of the Indenture or any Indenture Supplement, shall examine them to determine whether they substantially conform to the requirements of the Indenture or any Indenture Supplement but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c) If a Pay Out Event has occurred and is continuing and a Responsible Officer of Indenture Trustee shall have actual knowledge or written notice of such Pay Out Event, Indenture Trustee shall exercise the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d) No provision of the Indenture shall be construed to relieve Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Section 6.01(d) shall not be construed to limit the effect of Section 6.01(a);

(ii) Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of Indenture Trustee, unless it shall be proved that Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture and/or the direction of the Holders of Notes or for exercising any trust or power conferred upon Indenture Trustee, under the Indenture. Indenture Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Servicer, Transferor, Administrator or Owner Trustee in compliance with the terms of the Indenture or any Indenture Supplement.

(e) No provision of the Indenture shall require Indenture Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(f) Every provision of the Indenture that in any way relates to Indenture Trustee is subject to this Section 6.01.

(g) Except as expressly provided in the Indenture, Indenture Trustee shall have no power to vary the Collateral, including by (i) accepting any substitute payment obligation for a Receivable initially transferred to the Trust under the Transfer and Servicing Agreement, (ii) adding any other investment, obligation or security to the Trust or (iii) withdrawing from Issuer any Receivable (except as otherwise provided in the Transfer and Servicing Agreement). The Indenture Trustee shall promptly send to Issuer, Transferor and Servicer a copy of any notice or direction it receives from the Majority Holders relating to a reassignment of Principal Receivables to Transferor pursuant to Section 2.04(e) of the Transfer and Servicing Agreement.

(h) Indenture Trustee shall have no responsibility or liability for investment losses on Permitted Investments (other than Permitted Investments on which the institution acting as Indenture Trustee is an obligor). Indenture Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from Issuer. In no event shall Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon. Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of Issuer or Servicer to provide timely written investment direction.

(i) Indenture Trustee shall promptly notify each Rating Agency (i) of any change in any rating of the Notes by any other Rating Agency of which a Responsible Officer of Indenture Trustee has written notice and (ii) of the occurrence of any Event of Default or Pay Out Event (or any other event or condition which, with the giving of notice or passage of time, or both, will constitute an Event of Default or Pay Out Event) of which a Responsible Officer of Indenture Trustee has actual knowledge or has received written notice from Servicer.

(j) For all purposes under this Indenture, Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default, Pay Out Event or Servicer Default unless a Responsible Officer of Indenture Trustee has actual knowledge thereof or has received written notice thereof. For purposes of determining Indenture Trustee’s responsibility and liability hereunder, any reference to an Event of Default, Pay Out Event or Servicer Default shall be construed to refer only to such event of which Indenture Trustee is deemed to have notice as described in this Section 6.01(j).

Section 6.02. Notice of Pay Out Event or Event of Default. Upon the occurrence of any Pay Out Event or Event of Default of which a Responsible Officer of Indenture Trustee has actual knowledge or has received written notice, Indenture Trustee shall transmit by mail to all Noteholders as their names and addresses appear on the Note Register and the Rating Agencies, notice of such Pay Out Event or Event of Default within ten (10) Business Days after a Responsible Officer of Indenture Trustee receives such written notice or obtains such actual knowledge.

Section 6.03. Rights of Indenture Trustee. Except as otherwise provided in Section 6.01:

(a) Indenture Trustee may conclusively rely and shall fully be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Whenever, in the administration of the Indenture, Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate of Issuer. Issuer shall provide a copy of such Officer’s Certificate to the Noteholders at or prior to the time Indenture Trustee receives such Officer’s Certificate;

(c) As a condition to the taking, suffering or omitting of any action by it hereunder, Indenture Trustee may consult with counsel of its own selection (and upon the advice of such counsel Indenture Trustee may consult with investment banking firms, accounting firms and other experts) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in-good faith and in reliance thereon;

(d) Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to honor the request or direction of any of the Noteholders pursuant to the Indenture to institute, conduct or defend any litigation hereunder in relation thereto, including, without limitation, any mediation or arbitration pursuant to the applicable Indenture Supplement, unless such Noteholders shall have offered to Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided, however, that nothing contained herein shall relieve Indenture Trustee of the obligations, upon the occurrence of an Event of Default (which has not been waived) to exercise such of the rights and powers vested in it by the Indenture and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(e) Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but Indenture Trustee at the written direction of one or more of the Noteholders and at the expense of the Noteholders, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Issuer and Servicer, personally or by agent or attorney and shall at the expense of the Servicer incur no liability of any kind by reason of such inquiry or investigation;

(f) Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and Indenture Trustee shall not be responsible for any (i) misconduct or negligence on the part of any agent, attorney, custodians or nominees appointed with due care by it hereunder or (ii) the supervision of such agents, attorneys, custodians or nominees after such appointment with due care;

(g) Indenture Trustee shall not be liable for any actions taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights conferred upon Indenture Trustee by the Indenture; and

(h) in the event that Indenture Trustee is also acting as Paying Agent and Transfer Agent and Registrar and Successor Servicer, if it becomes Successor Servicer pursuant to Section 7.02 of the Transfer and Servicing Agreement, the rights and protections afforded to Indenture Trustee pursuant to this Article VI shall also be afforded to such Paying Agent and Transfer Agent and Registrar and Successor Servicer, if it becomes Successor Servicer pursuant to Section 7.02 of the Transfer and Servicing Agreement.

(i) In no event shall Indenture Trustee be liable for special, indirect or consequential damages or lost profits or loss of business, arising in connection with this Indenture, even if Indenture Trustee has been advised or is aware of the possibility of such damages.

(j) Any permissive or discretionary right of the Indenture Trustee under the Indenture or any other Transaction Document shall not be construed as a duty of the Indenture Trustee.

Section 6.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificate of authentication of Indenture Trustee, shall be taken as the statements of Issuer, and Indenture Trustee assumes no responsibility for their correctness. Neither Indenture Trustee nor any of its agents makes any representation as to the validity or sufficiency of the Indenture, the Notes, or any related document. Indenture Trustee shall not be accountable for the use or application by Issuer of the proceeds from the Notes.

Section 6.05. Dealings With Issuer. Indenture Trustee, any Paying Agent or Transfer Agent and Registrar that is not also Indenture Trustee and any other agent of Issuer, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with Issuer (including arranging for purchases of Permitted Investments) with the same rights it would have if it were not Indenture Trustee, Paying Agent, Transfer Agent and Registrar or such other agent.

Section 6.06. Money Held in Trust. Money held by Indenture Trustee in trust hereunder need not be segregated from other funds held by Indenture Trustee in trust hereunder except to the extent required herein or required by law. Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing by Indenture Trustee and Issuer.

Section 6.07. Compensation, Reimbursement and Indemnification. Servicer shall pay to Indenture Trustee from time to time reasonable compensation for all services rendered by Indenture Trustee and the Authenticating Agent under this Agreement (which compensation shall not be limited by any law on compensation of a trustee of an express trust). Servicer shall reimburse Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of Indenture Trustee’s agents, counsel, accountants and experts. Issuer shall direct Servicer to indemnify, defend and hold harmless, and Servicer shall indemnify Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability, expense, damage or claim (including the fees of either in-house counsel or outside counsel) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under any other Transaction Document, including any claim arising from any failure by Issuer or Transferor to pay when due any sales, excise, transfer or personal taxes relating to the Receivables. Indenture Trustee shall notify Issuer and Servicer promptly of any claim for which it may seek indemnity. Failure by Indenture Trustee to so notify the Issuer and Servicer of a claim of which a Responsible Officer has received written notice shall not relieve Servicer of its obligations hereunder unless such loss, liability or expense could have been avoided with such prompt notification and then only to the extent of such loss, expense or liability which could have been so avoided. Servicer shall defend any claim against Indenture Trustee. Indenture Trustee may have separate counsel and, if it does, Servicer shall pay the fees and expenses of such counsel. Servicer will not be liable for any settlement of any claim or action effected without its prior written consent, which will not be unreasonably withheld. Neither Issuer nor Servicer need reimburse any expense or indemnify against any loss, liability or expense determined by a court of competent jurisdiction to have been caused by Indenture Trustee through Indenture Trustee’s own fraud, willful misconduct or negligence.

Servicer’s payment obligations to Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of the Indenture or earlier resignation or removal of Indenture Trustee. When Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.02(c) or 5.02(d) with respect to Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

To secure Servicer’s and Issuer’s payment obligations in this Section 6.07, Indenture Trustee shall have a lien prior to the Notes on all money or property held or collected by Indenture Trustee, in its capacity as Indenture Trustee, except money or property held in trust to pay principal of, or interest on, the Notes.

Section 6.08. Replacement of Indenture Trustee. No resignation or removal of Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. Indenture Trustee may resign at any time by giving thirty (30) days written notice to Issuer and the Rating Agencies. The Holders of Notes representing more than 66 2/3% of the Outstanding Amount of all Series may remove Indenture Trustee by so notifying Indenture Trustee in writing and may appoint a successor Indenture Trustee. Issuer shall remove Indenture Trustee upon written notice if:

(a) Indenture Trustee fails to comply with Section 6.11;

(b) Indenture Trustee is adjudged a bankrupt or insolvent;

(c) a receiver of Indenture Trustee or of its property shall be appointed, or any public officer takes charge of Indenture Trustee or its property or its affairs for the purpose of rehabilitation, conservation or liquidation; or

(d) Indenture Trustee otherwise becomes legally unable to act.

If Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), Issuer or Administrator shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, Servicer and to Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of Indenture Trustee under the Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee, subject to the payment of any and all amounts then due and owing to Indenture Trustee.

If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, Issuer or the Holders of Notes representing more than 25% of the Outstanding Amount of all Series may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of Indenture Trustee pursuant to this Section 6.08, Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Issuer shall notify the Rating Agencies of any replacement of Indenture Trustee pursuant to this Section 6.08.

Section 6.09. Successor Indenture Trustee by Merger. If Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. Indenture Trustee shall provide Issuer (with a copy to the Administrator) prior written notice of any such transaction and the Issuer shall promptly provide a copy of such notice to the Rating Agencies.

In case at the time such successor or successors by merger, conversion, consolidation or transfer to Indenture Trustee shall succeed to the trusts created by the Indenture any of the Notes shall have been authenticated but not delivered, any such successor to Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to Indenture Trustee may authenticate such Notes in the name of the successor to Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in the Indenture provided that the certificate of Indenture Trustee shall have.

Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of the Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon Indenture Trustee shall be conferred or imposed upon and exercised or performed by Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(iii) Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv) Indenture Trustee shall not be liable for any act or failure to act on the part of any separate trustee or co-trustee.

(c) Any notice, request or other writing given to Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with Indenture Trustee or separately, as may be provided therein, subject to all the provisions of the Indenture, specifically including every provision of the Indenture relating to the conduct of, affecting the liability of, or affording protection to, Indenture Trustee. Every such instrument shall be filed with Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11. Eligibility; Disqualification. Indenture Trustee shall at all times satisfy the requirements of TIA §310(a). Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and either its long-term unsecured debt shall be rated at least Baa3 by Moody’s or BBB- by Standard & Poor’s or its short-term debt shall be rated at least P-2 by Moody’s or A-2 by Standard & Poor’s. Indenture Trustee shall comply with TIA §310(b); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities of Issuer are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

Section 6.12. Preferential Collection of Claims Against. Indenture Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA §311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated.

Section 6.13. Representations and Covenants of Indenture Trustee. Indenture Trustee represents, warrants and covenants that:

(a) Indenture Trustee is a national banking association duly organized and existing under the laws of the United States;

(b) Indenture Trustee has full power and authority to deliver and perform the Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of the Indenture and other Transaction Documents to which it is a party; and

(c) Each of the Indenture and the other Transaction Documents to which it is a party has been duly executed and delivered by Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms.

Section 6.14. Custody of the Collateral. Indenture Trustee shall hold such of the Collateral as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. Indenture Trustee shall hold such of the Collateral as constitutes investment property through a securities intermediary, which securities intermediary shall agree with Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of Indenture Trustee, (b) such securities intermediary shall treat Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than Indenture Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than Indenture Trustee) and (g) such agreement shall be governed by the laws of the State of New York. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC. Except as permitted by this Section 6.14 and except through the Paying Agent for brief periods to the extent reasonably necessary for the Paying Agent to perform its duties hereunder, Indenture Trustee shall not hold any part of the Trust Estate through an agent or a nominee.

ARTICLE VII

NOTEHOLDERS’ LIST AND REPORTS BY

INDENTURE TRUSTEE AND ISSUER

Section 7.01. Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. Issuer will furnish or cause to be furnished to Indenture Trustee (a) upon each transfer of a Note, a list, in such form as Indenture Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Noteholders as they appear on the Note Register as of such Record Date and (b) every six months and at such other times as Indenture Trustee may request in writing, within ten (10) days after receipt by Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished.

Section 7.02. Preservation of Information; Communications to Noteholders.

(a) Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to Indenture Trustee as provided in Section 7.01 and the names, addresses and taxpayer identification numbers of the Noteholders received by Indenture Trustee in its capacity as Transfer Agent and Registrar. Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) Noteholders may communicate, pursuant to TIA §312(b), with other Noteholders with respect to their rights under the Indenture or under the Notes.

(c) Issuer, Indenture Trustee and Transfer Agent and Registrar shall have the protection of TIA §312(c).

Section 7.03. Reports by Issuer.

(a) Issuer shall:

(i) file with Indenture Trustee, within fifteen (15) days after Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) file with Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by Issuer with the conditions and covenants of the Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to Indenture Trustee (and Indenture Trustee shall transmit by mail to all Noteholders described in TIA §313(c)) such summaries of any information, documents and reports required to be filed by Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b) Unless Issuer otherwise determines, the fiscal year of Issuer shall end on December 31 of each year.

(c) Delivery of such reports, information and documents to Indenture Trustee is for informational purposes only, and Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Issuer’s compliance with any of the covenants hereunder.

Section 7.04. Reports by Indenture Trustee. If required by TIA §313(a), within sixty (60) days after each March 31 beginning with March 31, 2003, Indenture Trustee shall mail to each Noteholder as required by TIA §313(c) a brief report dated as of such date that complies with TIA §313(a). Indenture Trustee also shall comply with TIA §313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed by Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. Issuer shall notify Indenture Trustee if and when the Notes are listed on any stock exchange or delisted therefrom.

ARTICLE VIII

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 8.01. Collection of Money. Except as otherwise expressly provided herein and in the related Indenture Supplement, Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by Indenture Trustee pursuant to the Indenture. Indenture Trustee shall hold all such money and property received by it in trust for the Noteholders and shall apply it as provided in the Indenture and the applicable Indenture Supplement. Except as otherwise expressly provided in the Indenture, if any default occurs in the making of any payment or performance under the Transfer and Servicing Agreement or any other Transaction Document, Indenture Trustee may, and upon the written request of the Holders of Notes representing more than 50% of the Outstanding Amount of the affected Series shall, subject to Sections 6.01(e) and 6.03(d), take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Pay Out Event or a Default or Event of Default under the Indenture and to proceed thereafter as provided in Article V.

Section 8.02. Rights of Noteholders. The Collateral shall secure Issuer’s obligations to pay to the Holders of the Notes of each Series a portion of Collections allocable to the Noteholders of such Series pursuant to the Indenture and the related Indenture Supplement, funds and other property credited to the Collection Account and the Excess Funding Account (or any subaccount thereof) allocable to the Noteholders of such Series pursuant to the Indenture and such Indenture Supplement, funds and other property credited to any related Series Account and funds available pursuant to any related Enhancement, it being understood that, except as specifically set forth in the Indenture Supplement with respect thereto, the Notes of any Series or Class shall not be secured by any interest in any Series Account or Enhancement pledged for the benefit of any other Series or Class.

Section 8.03. Establishment of Collection Account and Excess Funding Account. Servicer, for the benefit of the Holders, shall establish and maintain in the name of Indenture Trustee a segregated trust account with a Qualified Institution (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders. Servicer, for the benefit of the Holders, shall also establish and maintain in the name of Indenture Trustee, a segregated trust account with a Qualified Institution, which may be a subaccount of the Collection Account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders (the “Excess Funding Account”). The Collection Account and the Excess Funding Account shall initially be established with Indenture Trustee. Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and the Excess Funding Account and in all proceeds thereof for the benefit of the Holders. The Collection Account and the Excess Funding Account shall be under the sole dominion and control of Indenture Trustee for the benefit of the Holders. Except as expressly provided in the Indenture, Indenture Trustee agrees that it shall have no right of set-off or banker’s lien against, and no right to otherwise deduct from, any funds held in the Collection Account or the Excess Funding Account for any amount owed to it by Issuer, any Holder or any Enhancement Provider. If at any time the institution with which the Collection Account or the Excess Funding Account is maintained ceases to be a Qualified Institution, Indenture Trustee (or Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is satisfied) of receipt by a Responsible Officer of Trustee of written notice or actual knowledge of such change, establish a new account meeting the conditions specified above and transfer any cash or any investments from the affected account to such new account, and from the date such new account is established, it shall be the “Collection Account” or the “Excess Funding Account,” as the case may be. So long as FNBO remains as Servicer, it is hereby authorized to withdraw from the Collection Account any funds not required by the Indenture or the applicable Indenture Supplement to be deposited into the Collection Account.

Funds on deposit in the Collection Account and the Excess Funding Account shall, at the direction of Servicer, be invested by Indenture Trustee in Permitted Investments selected by Servicer, except that funds on deposit in either such account on any Transfer Date need not be invested through the immediately following Distribution Date. All such Permitted Investments shall be held by Indenture Trustee for the benefit of the Holders. Indenture Trustee shall maintain for the benefit of the Holders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. Investments of funds representing Collections collected during any Monthly Period shall be invested in Permitted Investments that will mature so that all funds will be available at the close of business on the Transfer Date following such Monthly Period. No Permitted Investment shall be disposed of prior to its maturity unless Servicer so directs and either (i) such disposal will not result in a loss of all or part of the principal portion of such Permitted Investment or (ii) prior to the maturity of such Permitted Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Permitted Investment. On each Transfer Date, (i) all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be remitted to the Servicer, and (ii) all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period, except as otherwise specified in any Indenture Supplement. For purposes of determining the availability of funds or the balances in the Collection Account or the Excess Funding Account for any reason under this Indenture, all investment earnings net of investment expenses and losses on such funds shall be deemed not to be available or on deposit. In no event shall Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon. Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any such investment prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction. Indenture Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction.

Funds on deposit in the Excess Funding Account will be withdrawn and paid to Transferor on any day to the extent that the Transferor Interest exceeds the Minimum Transferor Interest on such day; provided however, no funds shall be withdrawn from the Excess Funding Account for distribution to Transferor on any day on which the aggregate Principal Receivables in the Trust are less than the Minimum Aggregate Principal Receivables. On any Transfer Date on which one or more Series is in an Amortization Period, Servicer shall determine the aggregate amounts of Principal Shortfall, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Indenture Supplement with respect to each such Series), and Servicer shall instruct Indenture Trustee to withdraw such amount from the Excess Funding Account (up to an amount equal to the lesser of (x) the amount on deposit in the Excess Funding Account after application of the preceding sentence on that day and (y) the amount, if any, by which the Transferor Interest would be less than zero if there were no funds on deposit in the Excess Funding Account on that day) on such Transfer Date and allocate such amount among each such Series as specified for Excess Principal Collections in each related Indenture Supplement.

Section 8.04. Collections and Allocations. From and after the Certificate Trust Termination Date:

(a) Servicer shall apply, or instruct Indenture Trustee to apply, all funds on deposit in the Collection Account as described in this Article VIII and in each Indenture Supplement. Except as otherwise provided below and in each Indenture Supplement, Servicer shall deposit Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections.

Subject to the express terms of any Indenture Supplement, but notwithstanding anything else in the Indenture to the contrary, if FNBO remains Servicer and (x) for so long as FNBO maintains a short term debt rating of A-1 or better by S&P, P-1 or better by Moody’s, if rated by Fitch, F1 or better by Fitch, and, if rated by any other Rating Agency, the equivalent rating by that Rating Agency (or such other rating below A-1, P-1 or such equivalent rating, as the case may be, which is satisfactory to each Rating Agency, if any), (y) with respect to Collections allocable to any Series, any other conditions specified in the related Indenture Supplement are satisfied or (z) FNBO has provided to Indenture Trustee a letter of credit, surety bond or other similar arrangement covering collection risk of Servicer and in each case acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that the Rating Agency Condition has been satisfied), if any, Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding paragraph, but may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the related Transfer Date. Subject to the express terms of any Indenture Supplement, but notwithstanding anything else in the Indenture to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of Collections pursuant to the first or second paragraph of this subsection 8.04(a), (1) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to Noteholders or to any Enhancement Provider pursuant to the terms of any Indenture Supplement or agreement whereby the Enhancement is provided, and (2) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds such required amount, the Servicer will be permitted to withdraw the excess from the Collection Account for distribution to the Transferor or payments pursuant to Section 3.02 of the Transfer and Servicing Agreement.

(b) On each Date of Processing, Collections of Finance Charge Receivables and of Principal Receivables shall be allocated to each Series of Notes in accordance with the related Indenture Supplement. On each Determination Date, Receivables in Defaulted Accounts will be allocated to each Series of Notes in accordance with the related Indenture Supplement.

(c) Throughout the existence of Issuer, unless otherwise stated in any Indenture Supplement, on each Date of Processing, Servicer shall allocate to Transferor an amount equal to the product of (i) the Transferor Percentage and (ii) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, on that Date of Processing; provided that, if the Transferor Interest (determined after giving effect to any transfer of Principal Receivables to the Trust on such date), is less than or equal to the Minimum Transferor Interest, Servicer shall not allocate to Transferor any such amounts that otherwise would be allocated to Transferor, but shall instead deposit such funds in the Excess Funding Account. Unless otherwise stated in any Indenture Supplement, neither Servicer nor Transferor need deposit any amounts allocated to Transferor pursuant to the foregoing into the Collection Account and shall pay, or be deemed to pay, such amounts, as collected, to Transferor.

The payments to be made to Transferor, pursuant to this Section 8.04(c) do not apply to deposits to the Collection Account or other amounts that do not represent Collections, including payment of the purchase price for Receivables pursuant to Section 2.04(e) or 7.01 of the Transfer and Servicing Agreement, proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 5.05 or payment of the purchase price for the Notes of a specific Series pursuant to the related Indenture Supplement.

Section 8.05. Excess Principal Collections. On each Distribution Date, Excess Principal Collections from each Group shall be allocated to each outstanding Series in such Group pro rata based on the Principal Shortfall, if any, for each such Series in such Group, and then, at the option of Transferor, any remainder may be applied as principal with respect to any Variable Interest in such Group. The Servicer shall pay any remaining Excess Principal Collections on any Business Day to the Holders of the Transferor Interest, provided that if the Transferor Interest as determined on such Business Day (after giving effect to any Principal Receivables transferred to the Trust on such date) does not exceed the Minimum Transferor Interest on such date, then such remaining Excess Principal Collections shall be deposited in the Excess Funding Account to be held and/or distributed as provided in Section 8.03.

Section 8.06. Excess Finance Charge Collections. On each Transfer Date, (a) for each Group, Servicer shall allocate the aggregate amount for all outstanding Series in such Group of the amounts which the related Indenture Supplements specify are to be treated as “Excess Finance Charge Collections” for such Transfer Date to each Series in such Group, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series and (b) Servicer shall on the related Distribution Date withdraw (or shall instruct Indenture Trustee in writing to withdraw) from the Collection Account and pay to Transferor an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series in a Group of the amounts which the related Indenture Supplements specify are to be treated as “Excess Finance Charge Collections” for such Distribution Date over (y) the aggregate amount for all outstanding Series in such Group which the related Indenture Supplements specify are “Finance Charge Shortfalls,” for such Distribution Date.

Section 8.07. Release of Collateral; Eligible Loan Documents.

(a) Upon the written direction of Issuer, Indenture Trustee may, and when required by the provisions of the Indenture shall, execute instruments to release property from the lien of the Indenture, or convey Indenture Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of the Indenture. No party relying upon an instrument executed by Indenture Trustee as provided in this Article VIII shall be bound to ascertain Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) In order to facilitate the servicing of the Receivables by Servicer, Indenture Trustee upon Issuer Order shall authorize Servicer to execute in the name and on behalf of Indenture Trustee instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Receivables (and Indenture Trustee shall execute any such documents prepared by Servicer on written request of Servicer), subject to the obligations of Servicer under the Transfer and Servicing Agreement.

(c) Indenture Trustee shall, at such time as there are no Notes outstanding, release and transfer, without recourse, all of the Collateral that secured the Notes (other than any cash held for the payment of the Notes pursuant to Section 4.02). Indenture Trustee shall release property from the lien of the Indenture pursuant to this Section 8.07(c) only upon receipt of an Issuer Order accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA §314(c) and 314(d)(1) meeting the applicable requirements of Section 12.01.

(d) Notwithstanding anything to the contrary in the Indenture, the Transfer and Servicing Agreement and the Trust Agreement, immediately prior to the release of any portion of the Collateral or any funds on deposit in the Series Accounts pursuant to the Indenture, Indenture Trustee shall at the written request of Issuer remit to Transferor for its own account any funds that, upon such release, would otherwise be remitted to Issuer.

Section 8.08. Opinion of Counsel. Indenture Trustee shall receive at least seven (7) days’ notice when requested by Issuer to take any action pursuant to Section 8.07(a), accompanied by copies of any instruments involved, and Indenture Trustee shall also be provided with, as a condition to such action, an Opinion of Counsel stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of the Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Indenture Trustee and counsel rendering any such opinion may conclusively rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to Indenture Trustee in connection with any such action.

ARTICLE IX

DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

Distributions shall be made to, and reports shall be provided to, Noteholders as set forth in the applicable Indenture Supplement. The identity of the Noteholders with respect to distributions and reports shall be determined according to the immediately preceding Record Date.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes but with prior notice to each Rating Agency with respect to the Notes of all Series rated by such Rating Agency, Issuer and Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject to the lien of the Indenture additional property;

(ii) to evidence the succession, in compliance with Section 3.11, of another person to Issuer, and the assumption by any such successor of the covenants of Issuer contained herein and in the Notes;

(iii) to add to the covenants of Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with Indenture Trustee;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Notes;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee, pursuant to the requirements of Article VI;

(vii) to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by the TIA; or

(viii) to provide for the issuance of one or more new Series of Notes, in accordance with the provisions of Section 2.11.

Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) Issuer and Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholders of any Series then Outstanding but upon satisfaction of the Rating Agency Condition with respect to the Notes of all Series, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Holders of the Notes under the Indenture; provided, however that Transferor shall have delivered to the Owner Trustee and Indenture Trustee an Officer’s Certificate, dated the date of any such action, stating that all requirements for such amendments contained in the Indenture have been met and Transferor reasonably believes that such action will not have an Adverse Effect. Additionally, notwithstanding the preceding sentence, Issuer and Indenture Trustee, when authorized by an Issuer Order, may, without the consent of any Noteholders of any Series then Outstanding or the Enhancement Providers for any Series, enter into an indenture or indentures supplemental hereto to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of Issuer to avoid the imposition of state or local income or franchise taxes imposed on Issuer’s property or its income; provided, however, that (1) Transferor shall have delivered to Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this Section 10.01(b), (2) the Rating Agency Condition shall have been satisfied and (3) each of the Owner Trustee and the Indenture Trustee shall have consented to such amendment if it affects their respective rights, duties, protections, indemnities, immunities or obligations hereunder.

Section 10.02. Supplemental Indentures with Consent of Noteholders. Issuer and Indenture Trustee, when authorized by an Issuer Order, also may, upon satisfaction of the Rating Agency Condition and with the consent of the Holders of Notes representing more than 66-2/3% of the principal balance of the Outstanding Notes of each adversely affected Series, by Act of such Holders delivered to Issuer and Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of such Noteholders under the Indenture; provided, however that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(a) change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable;

(b) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(c) reduce the percentage of the Outstanding Notes of any Series the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences as provided for in the Indenture;

(d) reduce the percentage of the Outstanding Notes of any Series, the consent of the Holders of which is required to direct Indenture Trustee to sell or liquidate the Collateral if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series;

(e) decrease the percentage of the Outstanding Notes required to amend the sections of the Indenture which specify the applicable percentage of the Outstanding Notes of any Series necessary to amend the Indenture or any Transaction Documents which require such consent;

(f) modify or alter the provisions of the Indenture prohibiting the voting of Notes held by Issuer, any other Obligor on the Notes, the Transferor or any affiliate thereof; or

(g) permit the creation of any Lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Collateral for any Notes or, except as otherwise permitted or contemplated herein, terminate the Lien of the Indenture on any such Collateral at any time subject hereto or deprive the Holder of any Note of the security provided by the Lien of the Indenture.

Satisfaction of the Rating Agency Condition shall not be required with respect to the execution of any supplemental indenture pursuant to this Section 10.02 for which the consent of all of the affected Noteholders is required; provided that prior notice of any such supplemental indenture shall be given to each Rating Agency.

It shall not be necessary for any Act of Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by Issuer and Indenture Trustee of any supplemental indenture pursuant to this Section 10.02, Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates written notice setting forth in general terms the substance of such supplemental indenture. Any failure of Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 10.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article X or the modification thereby of the trusts created by the Indenture, Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture and stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture or modification constitutes the legal, valid and binding obligation of Issuer in accordance with its terms. Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects Indenture Trustee’s own rights, duties, liabilities or immunities under the Indenture or otherwise.

Section 10.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture under this Article X, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. This Section 10.04 does not apply to Indenture Supplements.

Section 10.05. Conformity with Trust Indenture Act. Every amendment of the Indenture and every supplemental indenture executed pursuant to this Article X shall conform to the requirements of the TIA as then in effect so long as the Indenture shall then be qualified under the TIA.

Section 10.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and if required by Indenture Trustee shall, bear a notation in form approved by Indenture Trustee as to any matter provided for in such supplemental indenture. If Issuer shall so determine, new Notes so modified as to conform, in the opinion of Indenture Trustee and Issuer, to any such supplemental indenture may be prepared and executed by Issuer and authenticated and delivered by Indenture Trustee in exchange for the outstanding Notes.

ARTICLE XI

TERMINATION

Section 11.01. Termination of Issuer. Issuer and the respective obligations and responsibilities of Indenture Trustee created hereby (other than the obligation of Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in Section 11.02(b), as provided in the Trust Agreement.

Section 11.02. Final Distribution.

(a) Servicer shall give Indenture Trustee and the Rating Agencies at least thirty (30) days prior written notice of the Distribution Date on which the Noteholders of any Series or Class may surrender their Notes for payment of the final distribution on and cancellation of such Notes (or, in the event of a final distribution resulting from the application of Section 2.06 or 7.01 of the Transfer and Servicing Agreement or Section 5.05, notice of such Distribution Date promptly after Servicer has determined that a final distribution will occur, if such determination is made less than thirty (30) days prior to such Distribution Date). Such notice shall be accompanied by an Officer’s Certificate setting forth the information specified in Section 3.05 of the Transfer and Servicing Agreement covering the period during the then-current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Noteholders, Indenture Trustee shall provide notice to Noteholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified (which in the case of Bearer Notes shall be outside the United States). Indenture Trustee shall give such notice to Transfer Agent and Registrar and Paying Agent at the time such notice is given to Noteholders.

(b) Notwithstanding a final distribution to the Noteholders of any Series or Class (or the termination of Issuer), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders, and Paying Agent or Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated (and any excess shall be paid in accordance with the terms of any applicable Enhancement Agreement and the applicable Indenture Supplement). If all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from Indenture Trustee described in paragraph (a), Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Notes, shall be outside the United States). If within one year after the second notice all such Notes shall not have been surrendered for cancellation, Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Noteholders. Indenture Trustee and, upon the written request of Servicer, Paying Agent shall pay to Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two (2) years. After payment to Issuer, Noteholders entitled to the money must look to Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 11.03. Issuer’s Termination Rights. Upon the termination of Issuer pursuant to the terms of the Trust Agreement and upon the written direction of Issuer, Indenture Trustee shall assign and convey to the Holders of the Transferor Interest or any of their designees, without recourse, representation or warranty, all right, title and interest of Issuer in the Receivables, whether then existing or thereafter created, all Recoveries related thereto all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in the Collection Account or any Series Account) and all proceeds thereof, except for amounts held by Indenture Trustee pursuant to Section 11.02(b). Indenture Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested in writing by the Holders of the Transferor Interest to vest in the Holders of the Transferor Interest or any of their designees all right, title and interest which Indenture Trustee had in the Collateral and such other property.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Compliance Certificates and Opinions etc.

(a) Upon any application or request by Issuer to Indenture Trustee to take any action under any provision of the Indenture, Indenture Trustee shall be entitled to request that Issuer furnish to Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 12.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of the Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) (i) Prior to the deposit of any Collateral or other property or securities with Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of the Indenture, Issuer shall, in addition to any obligation imposed in subsection 12.01(a) or elsewhere in the Indenture, furnish to Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to Issuer of the Collateral or other property or securities to be so deposited.

(ii) Whenever Issuer is required to furnish to Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, Issuer shall also deliver to Indenture Trustee (if required by the TIA) an Independent Certificate as to the same matters, if the fair value of Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited if the fair value thereof to Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

(iii) Other than with respect to the release of any Receivables in Removed Accounts and Defaulted Accounts, whenever any property or investment property is to be released from the lien of the Indenture, Issuer shall also furnish to Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under the Indenture in contravention of the provisions hereof.

(iv) Whenever Issuer is required to furnish to Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, Issuer shall also furnish to Indenture Trustee (if required by the TIA) an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than Receivables in Removed Accounts and Defaulted Accounts, or securities released from the lien of the Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amounts of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

(v) Notwithstanding any other provision of this Section 12.01, Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Series Accounts as and to the extent permitted or required by the Transaction Documents.

Section 12.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Responsible Officer of Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of Servicer, Transferor, Issuer or Administrator, stating that the information with respect to such factual matters is in the possession of Servicer, a Transferor, Issuer or Administrator, unless such Responsible Officer or counsel has actual knowledge that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in the Indenture, in connection with any application or certificate or report to Indenture Trustee, it is provided that Issuer shall deliver any document as a condition of the granting of such application, or as evidence of Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect Indenture Trustee’s right to conclusively rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 12.03. Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by their agents duly appointed in writing and satisfying any requisite percentages as to minimum number or dollar value of outstanding principal amount represented by such Noteholders; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to Indenture Trustee, and, where it is hereby expressly required, to Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and conclusive in favor of Indenture Trustee and Issuer, if made in the manner provided in this Section 12.03.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of every Note issued upon the registration thereof in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by Indenture Trustee or Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 12.04. Notices, Etc. to Indenture Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by the Indenture or any Indenture Supplement to be made upon, given or furnished to, or filed with:

(a) Indenture Trustee by any Noteholder or by Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, by facsimile transmission, or by courier or overnight delivery at its Corporate Trust Office, or at any other address or through any other means acceptable to Indenture Trustee previously furnished in writing or provided for in the related Indenture Supplement.

(b) Issuer by Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if sent in writing and mailed, first-class postage prepaid to

Issuer addressed to it and received by it c/o Owner Trustee at the Corporate Trust Office, or at any other address or through any other means acceptable to the Owner Trustee previously furnished in writing or provided for in the related Indenture Supplement. A copy of each notice to Issuer shall be sent in writing and mailed, first-class postage prepaid, to Administrator at First National Bank of Omaha, 1620 Dodge Street, Stop Code 3395, Omaha, Nebraska 68197-3395, Attn.: Treasurer, or at any other address or through any other means acceptable to Administrator previously furnished in writing or provided for in the related Indenture Supplement

Any notice required by the Indenture or any other Transaction Document to be given to any other Person shall be given in writing, unless otherwise specifically provided.

Section 12.05. Notices to Noteholders; Waiver. Where the Indenture or any Indenture Supplement provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by registered or certified mail or first class postage prepaid or national overnight courier service to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where the Indenture or any Indenture Supplement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of the Indenture or any Indenture Supplement, then any manner of giving such notice as shall be satisfactory to Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where the Indenture or any Indenture Supplement provides for notice to any Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstance constitute a Default or Event of Default.

Section 12.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of the Indenture or any of the Notes to the contrary, Issuer, with the prior written consent of Indenture Trustee, may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in the Indenture for such payments or notices. Issuer will furnish to Indenture Trustee a copy of each such agreement and Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 12.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in the Indenture by any of the provisions of the TIA, such required provision shall control.

The provisions of TIA §§310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by the Indenture) are a part of and govern the Indenture, whether or not physically contained herein.

Section 12.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.09. Successors and Assigns. All covenants and agreements in the Indenture by Issuer shall bind its successors and assigns, whether so expressed or not.

Section 12.10. Separability. In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.11. Benefits of Indenture. Nothing in the Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, Servicer, Transferor and Enhancement Providers, any benefit.

Section 12.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or the Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 12.13. Governing Law; Waiver of Trial by Jury. THE INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE CHOICE OF LAWS OF THE STATE OF NEBRASKA WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

Section 12.14. Counterparts. The Indenture may be executed in any number of counterparts (and by different parties on separate counterparts), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.15. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of Issuer on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in Issuer, (iii) Servicer, (iv) FNBO or any of its Affiliates, or (v) Administrator, or any of their respective owners, beneficiaries, agents, officers, directors, employees, agents, successors or assigns, except as any such Person may have expressly agreed (it being understood that Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. The Notes will represent obligations solely of Issuer and will not be insured or guaranteed by Servicer, FNBO or any of its Affiliates, Administrator, Owner Trustee, Indenture Trustee or any other Person or Governmental Authority (other than an Enhancement Provider, if any, as specified in the applicable Indenture Supplement). For all purposes of the Indenture, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

Section 12.16. No Petition. Indenture Trustee, by entering into the Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against Issuer or Transferor, or solicit or join or cooperate with or encourage any institution against Issuer or Transferor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any of the Transaction Documents. The foregoing shall not limit the rights of Indenture Trustee to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against Issuer by any Person other than Indenture Trustee.

Section 12.17. Limited Recourse. Issuer and each Noteholder by accepting a Note acknowledge and agree that such Note represents indebtedness of Issuer and does not represent an interest in any assets (other than the Trust Estate) of Transferor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Estate and proceeds thereof). Each Noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 12.17 and the terms of this Section 12.17 may be enforced by an action for specific performance.

ARTICLE XIII

COMPLIANCE WITH REGULATION AB

Section 13.01. Intent of Parties; Reasonableness. Transferor and Indenture Trustee acknowledge and agree that the purpose of this Article XIII is to facilitate compliance by Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). Indenture Trustee agrees to cooperate in good faith with any reasonable request by Transferor for information regarding Indenture Trustee which is required in order to enable Transferor to comply with the provisions of Regulation AB as it relates to Indenture Trustee or to Indenture Trustee’s obligations under the Indenture or any Indenture Supplement, provided that such information is available to Indenture Trustee without unreasonable expense or effort and within the timeframe as is reasonably requested. Terms used in this Article XIII that are defined in Regulation AB but are not defined in Annex A to the Indenture shall have the meanings ascribed to them in Regulation AB.

Section 13.02. Additional Representations and Warranties of Indenture Trustee. Indenture Trustee shall be deemed to represent to Transferor as of the date on which information is provided under Section 13.03 that, except as disclosed in writing to Transferor prior to such date to the best of its knowledge: (a) neither the execution, delivery and performance by Indenture Trustee of the Indenture or any Indenture Supplement, the performance by Indenture Trustee of its obligations under the Indenture or any Indenture Supplement nor the consummation of any of the transactions by Indenture Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on Indenture Trustee’s ability to perform its obligations under the Indenture or any Indenture Supplement, or of any judgment or order applicable to Indenture Trustee; and (b) there are no proceedings pending or threatened against Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of Indenture Trustee to enter into the Indenture or any Indenture Supplement or to perform its obligations under the Indenture or any Indenture Supplement.

Section 13.03. Information to be Provided by Indenture Trustee. As to each item marked with an “X” under the column entitled “Indenture Trustee” on Exhibit A attached hereto, Indenture Trustee shall be primarily responsible for reporting such information to Servicer and Transferor pursuant to subsections 13.03(a), 13.03(b) or 13.03(c) below, as applicable.

(a) Form 10-D Reporting. As set forth on Exhibit A attached hereto, Indenture Trustee shall, within five (5) calendar days after the Distribution Date of each month that Transferor is subject to Exchange Act reporting requirements, provide Transferor and Servicer, to the extent a Responsible Officer of Indenture Trustee has knowledge, in EDGAR-compatible form, or in such other format otherwise agreed to by Transferor and Indenture Trustee, a notice in the form of Exhibit B (an “Additional Disclosure Notification”), together with the form and substance of any additional Form 10-D disclosure, if any, applicable to Indenture Trustee, as specified on Exhibit A attached hereto (“Additional Form 10-D Disclosure”). Transferor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of Indenture Trustee’s Additional Form 10-D Disclosure on any Form 10-D required by the Exchange Act.

(b) Form 10-K Reporting.

(i) As set forth on Exhibit A attached hereto, no later than March 10 of each year that Transferor is subject to the Exchange Act reporting requirements, Indenture Trustee shall be required to provide Servicer and Transferor, to the extent a Responsible Officer of Indenture Trustee has knowledge, in EDGAR-compatible format, or in such other format otherwise agreed to by Transferor and Indenture Trustee, an Additional Disclosure Notification in the form of Exhibit B attached hereto, together with the form and substance of any additional Form 10-K disclosure, if any, applicable to Indenture Trustee as specified on Exhibit A hereto (“Additional Form 10-K Disclosure”). Transferor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of Indenture Trustee’s Additional Form 10-K Disclosure on any Form 10-K required by the Exchange Act.

(ii) For the purpose of compliance with Item 1122 of Regulation AB and as part of its Additional Form 10-K Disclosure, Indenture Trustee shall:

(A) Deliver to Transferor and Servicer a report regarding Indenture Trustee’s assessment of its compliance with the Servicing Criteria during the immediately preceding fiscal year, as required under Rules 13a-18(b) and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to Transferor and Servicer and signed by a Responsible Officer of Indenture Trustee and shall address each of the Servicing Criteria applicable to it as specified on Exhibit C attached hereto or such criteria as mutually agreed upon by Transferor and Indenture Trustee;

(B) Deliver to Transferor and Servicer a report of a nationally recognized registered public accounting firm that satisfies the requirements of Rule 2-01 of Regulation S-X under the Securities Act and the Exchange Act (who may also render services to Servicer or RPA Seller), that pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB attests to, and reports on, the assessment of compliance of Indenture Trustee and delivered pursuant to the preceding paragraph; such attestation shall be in accordance with Rule 1-02(a)(3) and Section 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(C) Deliver to Transferor and Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Issuer, Servicer or Transferor with respect to a publicly-offered Securitization Transaction, certifications substantially in the form (with appropriate insertions) attached as Exhibit D to the Indenture.

Indenture Trustee acknowledges that the parties identified in subsection 13.03(b)(ii)(C) above may rely on the certifications provided by Indenture Trustee pursuant to subsection 13.03(b)(ii)(C) in signing a Sarbanes Certification and filing such with the Commission.

(c) Form 8-K Reporting. As set forth in Exhibit A hereto, for so long as Transferor is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the second Business Day after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), Indenture Trustee shall provide Transferor and Servicer, in writing and to the extent a Responsible Officer of Indenture Trustee has knowledge, in EDGAR-compatible format, or in such other format as otherwise agreed by Transferor and Indenture Trustee, an Additional Disclosure Notice in the form attached hereto as Exhibit B, together with the form and substance of the additional Form 8-K disclosure information, if any, applicable to Indenture Trustee (“Additional Form 8-K Disclosure”). Transferor will approve, as to form and substance, or disapprove, as the case may be, any inclusion of Indenture Trustee’s Additional Form 8-K Disclosure on any Form 8-K required by the Exchange Act.

(d) Securitization Transactions. Indenture Trustee shall (i) in connection with any Securitization Transaction which requires a prospectus, offering memorandum or related documents, provide to Transferor and Servicer such information regarding Indenture Trustee as is requested and within the timeframe as is reasonably requested for the purpose of compliance with Items 1103(a)(1), 1109(a)(1), 1109(a)(2), 1117 and 1119 of Regulation AB and (ii) as promptly as practicable following notice to or discovery by Indenture Trustee of any material changes to such previously provided information or to the business operations of Indenture Trustee, provide Transferor and Servicer, in writing, such updated information, and such other information as may be reasonably requested for the purposes of satisfying Exchange Act reporting obligations of Issuer. Such information in clause (i) of this subsection 13.03(d) shall include, at a minimum:

(A) Indenture Trustee’s name and form of organization;

(B) a description of the extent to which Indenture Trustee has had prior experience serving as a trustee for asset backed securitization transactions involving credit card receivables;

(C) a description of any affiliation between Indenture Trustee and any of the following parties to such Securitization Transaction, as such parties are identified to Indenture Trustee by Transferor in advance of such Securitization Transaction:

(1) the sponsor

(2) any depositor

(3) the issuing entity

(4) any servicer

(5) any trustee

(6) any originator

(7) any significant obligor

(8) any enhancement or support provider

(9) the asset representations reviewer; and

(10) any other material transaction party.

In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms, other than would be obtained in an arm’s length transaction with an unrelated third party, apart from Securitization Transactions, the Indenture or any Indenture Supplement that currently exists or that existed during the past two years, and that is material to an investor’s understanding of the Notes.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Issuer and Indenture Trustee have caused the Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

FIRST NATIONAL MASTER NOTE TRUST, as Issuer

By	Wilmington Trust Company, not in its individual capacity, but solely as
Owner Trustee

By
Name
Title

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By
Name
Title

Acknowledged and Accepted:

FIRST NATIONAL FUNDING LLC, as Transferor

By	First National Funding Corporation,
its Managing Member

By
Name
Title

FIRST NATIONAL BANK OF OMAHA,
as Servicer

By
Name
Title

EXHIBIT A

FORM 10-D, FORM 10-K AND FORM 8-K

REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to Transferor pursuant to Transfer and Servicing Agreement or the Indenture, as applicable.

Under Item 1 of Form 10-D: a) items marked “monthly statement” are required to be included in the periodic Monthly Report to Noteholders under Section 5.03 of the applicable Indenture Supplement provided by Indenture Trustee based on information received from the Servicer and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the monthly statement, provided by the party indicated under the Transfer and Servicing Agreement or Master Indenture, as applicable. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

10-D
	1A	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual Distribution Dates for the distribution period.	X (monthly statement)

		(2) Cash flows received and the sources thereof for distributions, fees and expenses (including portfolio yield).	X (monthly statement)

		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	X (monthly statement)

		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	X (monthly statement)

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

		(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.		X (to the extent there is any Enhancement)

		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	X (monthly statement)

		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	X (monthly statement)

		(4) Beginning and ending principal balances of the asset-backed securities.	X (monthly statement)

		(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable.	X (monthly statement)

		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	X (monthly statement)

A-2

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

		(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.		X (to the extent there is any Enhancement)

		(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.	X (monthly statement)

		(9) Delinquency and loss information for the period. Present historical delinquency information and loss information in accordance with Item 1100(b) of Regulation AB through no less than 120 days.	X (monthly statement)

		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X (monthly statement)

		(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.	X (to the extent any advances have been made)

A-3

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X (monthly statement)

		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X (monthly statement)

		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	X (monthly statement)

		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.	X (monthly statement)

A-4

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

		Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.	X (monthly statement)

	1B	Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	X (monthly statement, material changes to pool assets, if any)	X (changes to Originators and Significant Obligors, if any)

	1C	Item 1121(d) Asset Review

(1) If during the distribution period a review of the underlying assets for compliance with the representations and warranties on the underlying assets is required, provide the following information, as applicable:

		(i) A description of the event(s) that triggered the review during the distribution period; and	X (monthly statement)

		(ii) If the asset representations reviewer provided to the trustee during the distribution period a report of the findings and conclusions of the review, a summary of the report.	X (monthly statement)

A-5

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

(2) Change in asset representations reviewer.

If during the distribution period an asset representation reviewer has resigned or has been removed, replaced or substituted, of if a new asset representations reviewer has been appointed, state the date the event occurred and the circumstances surrounding the change. If a new asset representations reviewer has been appointed, provide the disclosure required by Item 1109(b), as applicable, regarding such asset representations reviewer.

X (monthly statement)

	1D	Item 1121(e) Investor Communications

		Disclose any request received from an investor to communicate with other investors during the reporting period received by the party responsible for making the Form 10-D filings on or before the end of a distribution period. The disclosure regarding the request to communicate is required to include the name of the investor making the request, the date the request was received, a statement to the effect that the party responsible for filing the Form 10-D has received a request from such investor, stating that such investor is interested in communicating with other investors with regard to the possible exercise of rights under the transaction agreements, and a description of the method by which other investors may contact the requesting investor.	X (monthly statement)

A-6

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

	2	Legal Proceedings

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Noteholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)			X

		Transferor		X

		Indenture Trustee				X

		Issuer		X

		Servicer or other servicer servicing 20% or more of pool assets at time of report, other material servicers (each as to itself)	X

		Originator of 20% or more of pool assets as of the Cut-off Date		X

A-7

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

	3	Sales of Securities and Use of Proceeds

Provide the information required by Part II, Item 2 of Form 10-Q. Regarding information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered. Also provide the information required by Item 1113(e) of Regulation AB.

X

	4	Defaults Upon Senior Securities

		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)		X

	5	Submission of Matters to a Vote of Security Holders

		Information from Item 4 of Part II of Form 10-Q				X

A-8

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

	6	Significant Obligors of Pool Assets

Item 1112(b) – Significant Obligor Financial Information*

*  This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

			X	X

	7	Sponsor Interest in the Securities

Item 1124—Sponsor Interest in the Securities.

Provide the required information about any material change in the sponsor’s or an affiliate’s interest in the securities resulting from the purchase, sale or other acquisition or disposition of the securities by sponsor or an affiliate, during period covered by the report.

X (monthly statement

	8	Significant Enhancement Provider Information

		Item 1114(b)(2) – Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold	X (to the extent there is an Enhancement Provider)	X (to the extent there is an Enhancement Provider)

A-9

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

		Notifying the applicable party of the need to request required financial information or effecting incorporation by reference	X (to the extent there is an Enhancement Provider)	X (to the extent there is an Enhancement Provider)

Item 1115(b) – Derivative Counterparty Financial Information*

		Determining current maximum probable exposure	X (to the extent there is a Derivative Counterparty)	X (to the extent there is a Derivative Counterparty)

		Determining current significance percentage	X (to the extent there is a Derivative Counterparty)	X (to the extent there is a Derivative Counterparty)

Notifying the applicable party of the need to request required financial information or effecting incorporation by reference

*  This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

			X (to the extent there is a Derivative Counterparty)	X (to the extent there is a Derivative Counterparty)

A-10

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

	9	Other Information

		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K as indicated below.

	10	Exhibits

		Distribution report	X

		Exhibits required by Item 601 of Regulation S-K, such as material agreements		X

A-11

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

10-K	Must be filed within 90 days of the fiscal year end for the registrant.

	9B	Other Information

		Disclose any information required to be reported on Form 8-K during the period since the last required distribution report on Form 10-D.	The Responsible Party for the applicable Form 8-K as indicated above

	15	Exhibits and Financial Statement Schedules

		Item 1112(b) – Significant Obligor Financial Information	X (to the extent there are any Significant Obligors)	X (to the extent there are any Significant Obligors)

Item 1114(b)(2) – Credit Enhancement Provider

		Determining applicable disclosure threshold	X (to the extent there is an Enhancement Provider)	X (to the extent there is an Enhancement Provider)

		Requesting required financial information or effecting incorporation by reference	X (to the extent there is an Enhancement Provider)	X (to the extent there is an Enhancement Provider)

A-12

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

Item 1115(b) – Derivative Counterparty Financial Information

		Determining current maximum probable exposure	X (to the extent there is a Derivative Counterparty)	X (to the extent there is a Derivative Counterparty)

		Notifying the applicable party of the need to request required financial information or effecting incorporation by reference	X (to the extent there is a Derivative Counterparty)	X (to the extent there is a Derivative Counterparty)

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificate holders, including proceedings known to be contemplated by governmental authorities:

		Sponsor			X

		Transferor		X

		Indenture Trustee				X

		Issuer		X

		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers (each as to itself)	X

A-13

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

		Originator of 20% or more of pool assets as of the Cut-off Date		X

Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Noteholders:

		Sponsor			X

		Transferor		X

		Indenture Trustee				X

		Servicer or other servicer servicing 20% or more of pool assets at time of report, other material servicers (each as to itself)	X

		Originator		X

		Credit Enhancer/Support Provider		X (to the extent there is a Credit Enhancer/Support Provider)

		Significant Obligor	X	X

		Asset Representations Reviewer	X	X	X	X

		Item 1122 – Assessment of Compliance with Servicing Criteria	X			X

		Item 1123 – Servicer Compliance Statement	X

A-14

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

Item 1124— Sponsor interest in the Securities.

Provide the required information about any material change in the sponsor’s or an affiliate’s interest in the securities resulting from the purchase, sale or other acquisition or disposition of the securities by sponsor or an affiliate, during period covered by the report.

X

A-15

ADDITIONAL FORM 8-K DISCLOSURE

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

8-K	Must be filed within 4 business days of an event reportable on Form 8-K.

	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

NOTE: disclosure not required as to definitive agreements that are fully disclosed in the prospectus.

			X	X	X (if Servicer is not a party)	X (if Servicer is not a party and Indenture Trustee is a party)

	1.02	Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

			X	X	X (if Servicer is not a party)	X (if Servicer is not a party and Indenture Trustee is a party)

A-16

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

	1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Transferor, with respect to any of the following:

Sponsor (Seller), Transferor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian (each as to itself)

			X	X	X	X

	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

		Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cashflows/amortization schedule	X	X

	3.03	Material Modification to Rights of Security Holders

		Disclosure is required of any material modification to documents defining the rights of Noteholders, including the Master Indenture	X	X		X (if Indenture Trustee is a party thereto)

A-17

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

		Disclosure is required of any amendment “to the governing documents of the issuing entity”	X	X

	5.06	Change in Shell Company Status

[Not applicable to ABS issuers]

	6.01	ABS Informational and Computational Material		X

	6.02	Change of Servicer, Securities Administrator or Trustee

		Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.	X	X

		Reg AB disclosure about any new servicer (from entity appointing new servicer) or trustee (from Transferor) is also required.		X

A-18

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

	6.03	Change in Credit Enhancement or Other External Support

		Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.		X (to the extent there is any Enhancement)

		Reg AB disclosure about any new enhancement provider is also required.		X (to the extent there is any Enhancement)

	6.04	Failure to Make a Required Distribution				X

	6.05	Securities Act Updating Disclosure

		If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual assets pool.	X	X

		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.		X

A-19

Form	Item	Description	Servicer	Transferor	Sponsor	Indenture Trustee

	7.01	Regulation FD Disclosure	X	X	X

	8.01	Other Events

		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.			X

	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.

A-20

EXHIBIT B

ADDITIONAL DISCLOSURE NOTIFICATION

First National Bank of Omaha

1620 Dodge Street, Stop Code 3395

Omaha, Nebraska 68197-3395

Attention: Mr. Timothy D. Hart

First National Funding LLC

c/o First National Bank of Omaha

1620 Dodge Street, Stop Code 3271

Omaha, Nebraska 68197-3271

Attention: Ms. Karlyn M. Knieriem

Re: **Additional Form [10-D][10-K][8-K] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 13.03 of the Second Amended and Restated Master Indenture, dated as of June [    ], 2016, between First National Master Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, the undersigned hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [10-D][10-K] [8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                    ], phone number :[    ]; email address:[                    ].

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

EXHIBIT C

SERVICING CRITERIA

	Servicing Criteria	Applicable Servicing Criteria for the Servicer	Applicable Servicing Criteria For the Indenture Trustee
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X (to the extent there are any material servicing activities outsourced to third parties)	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card receivables are maintained.	N/A	N/A

1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	N/A	N/A

Cash Collection and Administration

1122(d)(2)(i)	Payments on credit card receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X

	Servicing Criteria	Applicable Servicing Criteria for the Servicer	Applicable Servicing Criteria For the Indenture Trustee
Reference	Criteria
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	N/A	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Securities Exchange Act of 1934, as amended.	X	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X	X

	Servicing Criteria	Applicable Servicing Criteria for the Servicer	Applicable Servicing Criteria For the Indenture Trustee
Reference	Criteria
Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the servicer.	X	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	N/A	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related credit card agreements.	X

1122(d)(4)(ii)	Credit card accounts and related documents are safeguarded as required by the transaction agreements.	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X

	Servicing Criteria	Applicable Servicing Criteria for the Servicer	Applicable Servicing Criteria For the Indenture Trustee
Reference	Criteria
1122(d)(4)(iv)	Payments on credit card receivables, including any payoffs, made in accordance with the related credit card agreements are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related credit card agreements.	X

1122(d)(4)(v)	The servicer’s records regarding the credit card accounts agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s credit card account (e.g. loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related credit card agreements.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

	Servicing Criteria	Applicable Servicing Criteria for the Servicer	Applicable Servicing Criteria For the Indenture Trustee
Reference	Criteria
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a credit card account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent credit card accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for credit card accounts with variable rates are computed based on the related credit card agreements.	X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s credit card agreements, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable credit card agreements and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related credit card account, or such other number of days specified in the transaction agreements.	N/A	N/A

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

	Servicing Criteria	Applicable Servicing Criteria for the Servicer	Applicable Servicing Criteria For the Indenture Trustee
Reference	Criteria
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X (to the extent there is any external enhancement or other support)	X

EXHIBIT D

FORM OF INDENTURE TRUSTEE ANNUAL CERTIFICATION

Re:	Second Amended and Restated Master Indenture, dated as of June [ ], 2016, between First National Master Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, as amended on or prior to the date hereof (the “Agreement”).

I, [NAME, TITLE] of U.S. BANK NATIONAL ASSOCIATION (the “Company”), certify to Transferor and each of its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the Report of Assessment of Compliance with Applicable Servicing of the Company dated as of December 31, [YEAR], as asserted by the Management of the Company, in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122(a) of Regulation AB (the “Servicing Assessment”) and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Company to Servicer and Transferor pursuant to the Agreement (collectively, the “Company Information”);

(2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

(3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to Servicer and Transferor; and

(4) To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement.

Dated:

By:
Name:
Title:

ANNEX A

DEFINITIONS

“Account” means each VISA and MasterCard credit card account (i) designated as an “Account” pursuant to (and as defined in) the Pooling and Servicing Agreement on or prior to the Certificate Trust Termination Date or (ii) designated as an Additional Account pursuant to the Transfer and Servicing Agreement. The term “Account” excludes any Account all the Receivables in which were either reassigned or assigned to Transferor or its designee or Servicer in accordance with the Pooling and Servicing Agreement on or prior to the Certificate Trust Termination Date and any Account all of the Receivables of which are either reassigned or assigned to Transferor or its designee or Servicer in accordance with the Transfer and Servicing Agreement, and any inactive Accounts which in accordance with the Credit Card Guidelines have been removed from the computer records of the Transferor. The term “Account” includes each account into which an Account is transferred (a “Transferred Account”) so long as (a) such transfer is made in accordance with the Credit Card Guidelines and (b) such Transferred Account can be traced or identified, by reference to or by way of the Account Schedule delivered to the Issuer pursuant to Section 2.01 or 2.06(c)(ii) of the Transfer and Servicing Agreement, as an account into which an Account has been transferred. The term “Account” includes an Additional Account only from and after its Addition Date and includes any Removed Account only prior to its Removal Date.

“Account Schedule” means a computer file or tape, hard copy, compact disc or other tangible medium containing a true and complete list of Accounts, identified by account number and setting forth the Receivable balance as of (a) the month-end immediately preceding the Certificate Trust Termination Date (for the Account Schedule delivered on the Certificate Trust Termination Date) or (b) the related Addition Date (for any supplement to the Account Schedule delivered in connection with any designation of Additional Accounts).

“Acquiring Person” is defined in Section 3.10 (b) of the Indenture.

“Act” is defined in Section 12.03 (a) of the Indenture.

“Addition” means the designation of additional Eligible Accounts to be included as Accounts pursuant to Section 2.06(a), (b) or (c) of the Transfer and Servicing Agreement.

“Addition Date” means the date as of which any Additional Accounts are included as Accounts, as specified in the related Assignment.

“Additional Account” is defined in (a) Section 2.06 of the Pooling and Servicing Agreement for additions made prior to the Certificate Trust Termination Date and (b) Section 2.06 of the Transfer and Servicing Agreement for additions made on or after the Certificate Trust Termination Date.

“Administration Agreement” means the Second Amended and Restated Administration Agreement, originally dated as of October 24, 2002, as amended by First Amendment to Administration Agreement dated as of May 18, 2009, as amended and restated, in its entirety, as of December 20, 2012 and as amended and restated a second time, in its entirety, as of June [    ], 2016, between Issuer and Administrator, as the same may be amended, amended and restated, modified or supplemented from time to time.

“Administrator” means FNBO, its capacity as administrator under the Administration Agreement, and any successor in that capacity.

“Adverse Effect” means, with respect to any action, that such action will (a) result in the occurrence of a Pay Out Event or an Event of Default or (b) materially and adversely affect the amount or timing of distributions to be made to the Noteholders of any Series or Class pursuant to the Transaction Documents.

“Affiliate” means, as to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For this purpose, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and “controlling” and “controlled” have correlative meanings.

“Aggregate Principal Balance” means, as of any time of determination, the sum of (a) the Aggregate Principal Receivables and (b) the amount on deposit in the Excess Funding Account (exclusive of any investment earnings on such amount).

“Aggregate Principal Receivables” means, as of any date of determination, the total amount of Principal Receivables as of such date other than Discount Option Receivables and Receivables in Defaulted Accounts.

“Allocation Percentage” is defined, for any Series, with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, in the related Indenture Supplement.

“Amortization Period” means, as to any Series or any Class within a Series, any period specified in the related Indenture Supplement during which a share of principal collections is set aside or applied to repay the outstanding principal amount of that Series (excluding repayments of a Variable Interest during its revolving period).

“Annual Membership Fee” has the meaning specified in the Credit Card Agreement applicable to each Account for annual membership fees or similar terms.

“Applicants” is defined in Section 2.09(a) of the Indenture.

“Asset Representations Review Agreement” means that certain Asset Representations Review Agreement, dated as of [Month] [Day], [Year] among Issuer, Transferor, Servicer and the Asset Representations Reviewer, as the same may be amended, amended and restated, modified or supplemented from time to time.

“Asset Representations Reviewer means [Name of Asset Representations Reviewer], a [Name of State] [limited liability company] [corporation], and its successors and any entity resulting from or surviving any consolidation or merger to which it or its successors may be a party, and any successor asset representations reviewer appointed as provided in the Asset Representations Review Agreement.

“Assignment” is defined in Section 2.06 of the Transfer and Servicing Agreement.

“Assignment and Termination Agreement” means the Assignment and Termination Agreement dated as of December 18, 2008, by and among Transferor, Servicer, Indenture Trustee and Issuer relating to the termination of the Certificate Trust.

“Authorized Newspaper” means any newspaper or newspapers of general circulation in the Borough of Manhattan, The City of New York (and in such other cities as shall be specified in the Supplements, if any) printed in the English language (and, with respect to any Series or Class, if and so long as the Notes of such Series or Class are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

“Authorized Officer” means:

(a) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers (containing the specimen signature of each such Person) delivered by the Owner Trustee to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter) and any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers (containing the specimen signatures of such officers) delivered by the Administrator to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter);

(b) with respect to the Transferor, any officer of the Transferor who is authorized to act for the Transferor in matters relating to the Transferor and who is identified on the list of Authorized Officers (containing the specimen signature of each such Person) delivered by the Transferor to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter); and

(c) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to the Servicer and who is identified on the list of Authorized Officers (containing the specimen signature of each such Person) delivered by the Servicer to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Average Principal Receivables” means, for any period, an amount equal to the sum of the Aggregate Principal Receivables at the end of each day during such period, divided by the number of days in such period.

“Base Rate” is defined, with respect to any Series, in the related Indenture Supplement.

“Bearer Note” is defined in Section 2.01 of the Indenture.

“Book-Entry Notes” means beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency or Foreign Clearing Agency as described in Section 2.12 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, St. Paul, Minnesota, Wilmington, Delaware or Omaha, Nebraska (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

“Cash Advance Fees” has the meaning specified in the Credit Card Agreement applicable to each Account for cash advance fees or similar terms.

“Certificate of Trust” means the Certificate of Trust in the form attached to the Trust Agreement as Exhibit A, which has been filed for the Issuer pursuant to Section 3810(a) of the Statutory Trust Act.

“Certificate Trust” means First Bankcard Master Credit Card Trust.

“Certificate Trust Termination Date” means December 18, 2008.

“Certificate Trust Trustee” means the trustee under the Pooling and Servicing Agreement.

“Certificateholder” is defined in the Pooling and Servicing Agreement.

“Class” means, with respect to any Series, any one of the classes of Notes of that Series.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, société anonyme, a professional depository incorporated under the laws of Luxembourg.

“Closing Date” means, with respect to any Series, the closing date specified in the related Indenture Supplement.

“Code” means the Internal Revenue Code of 1986.

“Collateral” is defined in the Granting Clause of the Indenture.

“Collateral Amount” is defined, with respect to any Series, in the related Indenture Supplement.

“Collateral Certificate” means the certificate, representing an undivided interest in the assets held in the Certificate Trust, issued pursuant to the Pooling and Servicing Agreement and the Collateral Series Supplement, dated as of October 24, 2002, to the Pooling and Servicing Agreement.

“Collateral Series Supplement” means the supplement to the Pooling and Servicing Agreement, executed and delivered in connection with the original issuance of the Collateral Certificate pursuant to Section 6.03 of the Pooling and Servicing Agreement.

“Collection Account” is defined in Section 8.03(a) of the Indenture.

“Collections” means all payments (including Insurance Proceeds and recoveries, net of expense of collection, on Defaulted Accounts) received by the Servicer or Transferor in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time on any Receivables. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the Date of Processing of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess. Collections of recoveries, net of expenses of collection, on Defaulted Accounts shall be deemed to be Collections of Finance Charge Receivables. Interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account will be deemed Collections of Finance Charge Receivables, as set forth in Section 8.03 of the Indenture. Collections with respect to any Monthly Period shall include the amount of Interchange (if any) allocable to any Series of Notes, pursuant to the applicable Indenture Supplement, with respect to such Monthly Period (to the extent received by the Issuer and deposited on the Transfer Date following such Monthly Period in accordance with the Transfer and Servicing Agreement), to be applied as if such Collections were Finance Charge Receivables for all purposes. The amount of Collections by check which is dishonored by the drawee bank of such check shall be subtracted from the Collections of Principal Receivables in the Monthly Period in which the dishonor occurs.

“Commission” means the Securities and Exchange Commission.

“Conveyance Papers” is defined in Section 4.01(a)(iii) of the Receivables Purchase Agreement.

“Corporate Trust Office” means

(a) for the Indenture Trustee, the principal office at which at any particular time the Indenture shall be administered, which office at date of the execution of the Indenture is located at (i) for note transfer purposes, U.S. Bank Corporate Trust, 111 Fillmore Ave. E., Mail Code: EP-MN-WS3D, St. Paul, Minnesota 55107, and (ii) for all other purposes, U.S. Bank National Association, 60 Livingston Avenue, Mail Code: EP-MN-WS3D, St. Paul, Minnesota 55107, Attention: U.S. Bank Structured Finance/FNBO Series [20    ]-[  ] Notes, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Transferor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Transferor);

(b) for the Owner Trustee, the principal office at which at any particular time its corporate trust business shall be administered, which office at date of the execution of the Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

“Coupon” is defined in Section 2.01 of the Indenture.

“Credit Adjustment” is defined in the Section 3.02 of the Receivables Purchase Agreement.

“Credit Card Agreement” means, as to any Account, the agreements between FNBO and the related Obligor that govern the Account.

“Credit Card Guidelines” means the written policies and procedures of FNBO relating to the operation of its credit card business, including written policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers and the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

“Credit Card Originator” means (i) FNBO or FNBSD, as applicable, and (ii) with respect to Financial Institution Accounts, the originator of such Accounts.

“Daily Report” is defined in Section 3.04(a) of the Transfer and Servicing Agreement.

“Date of Processing” means, as to any transaction, the date on which the transaction is first recorded on Servicer’s computer master file of VISA and MasterCard accounts (without regard to the effective date of such recordation).

“Debtor” means the party designated in the Specified Agreement as the “Debtor” for purposes of the Perfection Representations and Warranties.

“Debtor Relief Laws” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Account” means each Account with respect to which, in accordance with the Credit Card Guidelines or the Servicer’s customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables, the Servicer has charged off the Receivables in such Account as uncollectible. An Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer’s computer master file of VISA and MasterCard accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

“Definitive Notes” means Notes in definitive, fully registered form.

“Delinquent” shall mean as to any Account (other than a Defaulted Account), the failure to have received the minimum monthly payment on the respective due date of such payment, and “Delinquency” shall mean the continuation of such failure beyond such due date.

“Depositor” means First National Funding LLC.

“Determination Date” means, unless otherwise specified in any Indenture Supplement with respect to the related Series, the fourth Business Day preceding each Transfer Date.

“Discount Option Receivables” means, on any Date of Processing on and after the date on which the Transferor’s exercise of its discount option pursuant to Section 2.08 of the Transfer and Servicing Agreement takes effect, the sum of (a) the aggregate Discount Option Receivables at the end of the prior Date of Processing (which amount, prior to the date on which the Transferor’s exercise of its discount option takes effect, shall be zero) plus (b) any new Discount Option Receivables created on such Date of Processing minus (c) any Discount Option Receivables Collections received on such Date of Processing. Discount Option Receivables created on any Date of Processing shall mean the product of the amount of any Principal Receivables created on such Date of Processing (without giving effect to Discount Option Receivables) and the then applicable Discount Percentage.

“Discount Option Receivables Collections” means on any Date of Processing on and after the date on which Transferor’s exercise of its discount option pursuant to Section 2.08 of the Transfer and Servicing Agreement takes effect, the product of (a) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the sum of the Principal Receivables plus the Discount Option Receivables, in each case (for both numerator and denominator) on the last day of the prior Monthly Period and (b) Collections of Principal Receivables (without giving effect to Discount Option Receivables) on such Date of Processing.

“Discount Percentage” is defined in Section 2.08 of the Transfer and Servicing Agreement.

“Distribution Date” means, unless otherwise specified in any Indenture Supplement for the related Series, the fifteenth day of the calendar month following the Closing Date for such Series and the fifteenth day of each month thereafter, or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

“Document Delivery Date” means the Addition Date in the case of Additional Accounts and the Removal Date in the case of Removed Accounts.

“Dollars,” “$” or “U.S. $” means United States dollars.

“Draft Fees” has the meaning specified in the Credit Card Agreement applicable to each Account for any draft fees or similar terms.

“DTC” means The Depository Trust Company.

“Eligible Account” means (i) with respect to “Accounts” designated pursuant to (and as defined in) the Pooling and Servicing Agreement prior to the Certificate Trust Termination Date, Accounts which are “Eligible Accounts” under (and as defined in) the Pooling and Servicing Agreement; and (ii) each Additional Account which, as of the related Addition Date:

(a) was in existence, maintained or initially opened at least six months prior to its selection for inclusion in the Trust;

(b) is payable in Dollars;

(c) the Obligor of which is not the U.S. government or any state or local governmental entity and has provided, as its most recent billing address, an address located in the United States or its territories or possessions, except that up to 1% (or any higher percentage as to which the Rating Agency Condition has been satisfied) of the Aggregate Principal Receivables as of the most recently ended Monthly Period may have obligors who have provided billing addresses outside of those jurisdictions;

(d) which FNBO has not classified on its electronic records as counterfeit, canceled, fraudulent, stolen or lost;

(e) which has either been originated by FNBO or is a Financial Institutions Account;

(f) the Receivables of which FNBO has not charged off in its customary and usual manner for charging off such Receivables as of the relevant Addition Date;

(g) which was originated in the ordinary course of business;

(h) which is not more than 30 days Delinquent;

(i) which is free and clear of all liens that are equal or prior to the interest of the Indenture Trustee; and

(j) as to any Series, meets any additional requirements set forth in the respective Indenture Supplement for such Series.

Notwithstanding the foregoing, Eligible Accounts may include accounts, the receivables in which have been written off, or as to which FNBO believes the related Obligor is bankrupt and certain receivables that have been identified by the Obligor as having been incurred as a result of fraudulent use of credit cards or credit cards that have been reported to FNBO as lost or stolen, so long as (1) the balance of all receivables included in such accounts is reflected on the books and records of the Servicer (and is treated for purposes of the Transaction Documents) as “zero” and (2) charging privileges with respect to all such accounts have been canceled and are not reinstated.

“Eligible Deposit Account” means either (a) a segregated account with a Qualified Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States, any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each of Moody’s, S&P and, if rated by Fitch, in one of Fitch’s generic credit rating categories that signifies investment grade.

“Eligible Receivable” means each Receivable:

(a) which has arisen under an Eligible Account;

(b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Credit Card Originator and pursuant to a Credit Card Agreement which complies, in all material respects, with all Requirements of Law applicable to the Credit Card Originator;

(c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Credit Card Originator in connection with the creation of such Receivable or the execution, delivery and performance by the Credit Card Originator of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

(d) as to which, upon the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto, free and clear of all Liens other than Liens permitted pursuant to subsection 2.05(b) of the Transfer and Servicing Agreement;

(e) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or by general principles of equity (whether considered in a suit at law or in equity);

(f) which constitutes an “account” under and as defined in Article 9 of the UCC;

(g) as to which, at the time of its transfer to the Receivables Trust, Transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to the Receivables Trust, impair the rights therein of the Receivables Trust Trustee or the Holders;

(h) that, at the time of its transfer to the Receivables Trust, has not been waived or modified except as would be permitted in accordance with subsections 3.03(h) and 3.03(i) of the Pooling and Servicing Agreement and the Transfer and Servicing Agreement, as applicable;

(i) that, at the time of its transfer to the Receivables Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the Obligor (including the defense of usury), other than defenses arising out of Debtor Relief Laws and by general principles of equity (whether considered in a suit at law or equity) or in connection with Credit Adjustments pursuant to Section 3.02 of the Receivables Purchase Agreement;

(j) as to which, at the time of its transfer to the Receivables Trust, the Transferor has satisfied all obligations to be fulfilled at the time it is transferred to the Receivables Trust; and

(k) as to any Series, which meets any additional requirements set forth in the respective Indenture Supplement for such Series.

“Eligible Servicer” means the Indenture Trustee, a wholly owned subsidiary of the Indenture Trustee or an entity that, at the time of its appointment as Servicer: (a) is servicing a portfolio of consumer open end credit card accounts or other consumer open end credit accounts; (b) is legally qualified and has the capacity to service the Accounts; (c) is qualified (or licensed) to use the software that is then being used to service the Accounts or obtains the right to use, or has its own, software which is adequate to perform its duties under the Transfer and Servicing Agreement; (d) has, in the reasonable judgment of the Indenture Trustee, the ability to professionally and competently service a portfolio of similar accounts; and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

“Enhancement” means the rights and benefits provided to the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, guaranty, collateral interest, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other contract or agreement for the benefit of the Noteholders of such Series. The subordination of any Class to another Class, or a cross support feature which requires collections on Receivables allocated to one Series to be paid as principal and/or interest with respect to another Series shall be deemed to be an Enhancement for the Class or Series benefiting from the subordination or cross support feature.

“Enhancement Agreement” means any agreement, instrument or document governing any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Provider” means the Person or Persons providing any Enhancement, other than the Noteholders of any Class which is subordinated to, or otherwise supports, another Class.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” is defined in Section 5.02 of the Indenture.

“Excess Allocation Series” means a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive certain excess Collections of Finance Charge Receivables, as more specifically set forth in such Indenture Supplement. If so specified in the Indenture Supplement for a Series included in a Group, such Series may be an Excess Allocation Series only for the Series in such Group.

“Excess Finance Charge Collections” means Collections of Finance Charge Receivables allocated to a Series which are not required to fund payments or deposits to or for the benefit of Holders of such Series on the related Distribution Date, as determined in accordance with the terms of the applicable Indenture Supplement.

“Excess Funding Account” is defined in Section 8.03 of the Indenture.

“Excess Funding Amount” means the amount on deposit in the Excess Funding Account, exclusive of interest (including reinvested interest) and other investment income and earnings on funds on deposit in the Excess Funding Account.

“Excess Principal Collections” means Collections of Principal Receivables allocated to a Series which are not required to fund payments to or for the benefit of Holders of such Series on the related Distribution Date, as determined in accordance with the terms of the applicable Indenture Supplement.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Assets” means (i) the Transferor Interest (as defined in the Pooling and Servicing Agreement), (ii) the Receivables existing at the opening of business on the Effective Date and arising from the Accounts, (iii) all Related Assets with respect to such Receivables, (iv) all right, title and interest of RPA Seller (in its capacity as Transferor (as defined in the Pooling and Servicing Agreement) but not as Servicer (as defined in the Pooling and Servicing Agreement)) under the Existing PSA and the other Transaction Documents (as defined in the Pooling and Servicing Agreement), including any loan agreements and Supplements executed in connection with any Series of Investor Certificates and (v) all right, title and interest of RPA Seller, in its capacity as Transferor under (and as defined in) the Pooling and Servicing Agreement to any funds on deposit in any Series Account (as defined in the Pooling and Servicing Agreement) maintained for the benefit of any Series or Class of Investor Certificates.

“Existing PSA” means the Pooling and Servicing Agreement, dated as of August 1, 1995, by and between First National Bank of Omaha, as Transferor and Servicer, and First National Bank of Chicago, as Trustee, as amended and restated as of June 26, 1997 and as further amended prior to October 24, 2002.

“Existing TSA” is defined in the first paragraph of the Transfer and Servicing Agreement.

“Expenses” is defined in Section 7.02 of the Trust Agreement.

“FDIA” means the Federal Deposit Insurance Act, 12 U.S.C. § 1811 et seq.

“FDIC” means the Federal Deposit Insurance Corporation.

“Finance Charge Receivables” means (i) Receivables created in respect of the Periodic Finance Charges, Annual Membership Fees, fees for insufficient fund checks received in payment on Accounts, overlimit fees, Cash Advance Fees, Late Fees and other similar fees and charges, including Special Fees to the extent such Special Fees are categorized as Finance Charge Receivables; (ii) Discount Option Receivables; and (iii) Collections consisting of recoveries, net of expenses of collection, on Receivables in Defaulted Accounts. Finance Charge Receivables with respect to any Monthly Period shall include the amount of Interchange (if any) allocable to any Series pursuant to any Indenture Supplement with respect to such Monthly Period (to the extent received and deposited into the Collection Account or any Series Account, as the case may be, on the Transfer Date following such Monthly Period).

“Financial Institutions Accounts” means revolving credit card accounts acquired by FNBO from third-party financial institutions.

“Finance Charge Shortfalls” is defined, as to any Series, in the related Indenture Supplement.

“Fitch” means Fitch Ratings, Inc.

“FNBO” means First National Bank of Omaha, a national banking association.

“FNBSD” means First National Bank South Dakota, a national banking association.

“Foreign Clearing Agency” means Clearstream and the Euroclear Bank S.A./N.V.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Global Note” is defined in Section 2.15 of the Indenture.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means to mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including if available the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group” means, with respect to any Series, the group of Series, if any, in which the related Indenture Supplement specifies such Series is to be included.

“Holder” means a Noteholder or a Person in whose name the Transferor Interest is registered.

“Indemnified Parties” is defined in Section 7.02 of the Trust Agreement.

“Indenture” means the Second Amended and Restated Master Indenture, originally dated as of October 24, 2002, as amended by a First Amendment to Master Indenture dated as of November 17, 2003, as amended and restated, in its entirety, as of December 20, 2012 and as amended and restated a second time, in its entirety, as of June [ ], 2016, between the Issuer and Indenture Trustee, as the same may be amended, amended and restated, supplemented or modified from time to time.

“Indenture Supplement” means, with respect to any Series, a supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 2.12 of the Indenture, and an amendment to the Indenture executed pursuant to Sections 10.01 or 10.02 of the Indenture.

“Indenture Trustee” means U.S. Bank National Association, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Director” is defined in Section 2.05(o)(vii) of the Transfer and Servicing Agreement.

“Indirect Participant” means other Persons such as securities brokers and dealers, banks and trust companies that clear or maintain a custodial relationship with a participant of DTC, either directly or indirectly.

“Ineligible Receivables” is defined in Section 2.04(d)(iii) of the Transfer and Servicing Agreement.

“Initial Closing Date” means October 24, 2002.

“Initial Collateral Amount,” with respect to any Series, is defined in the related Indenture Supplement.

“Insolvency Event” means, with respect to any Person, that such person shall consent or fail to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or relating to all or substantially all of such Person’s property, or the commencement of an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of such entity’s affairs, or notwithstanding an objection by such Person any such action shall have remained undischarged or unstayed for a period of sixty (60) days or upon entry of any order or decree providing for such relief; or such Person shall admit in writing its inability to pay its debts generally as they become due, file, or consent or fail to object (or object without dismissal of any such filing within sixty (60) days of such filing) to the filing of, a petition to take advantage of any applicable bankruptcy, insolvency or reorganization, receivership or conservatorship statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

“Insurance Proceeds” means any amounts recovered pursuant to any credit insurance policies or debt cancellation or debt deferral programs covering any Obligor with respect to Receivables under such Obligor’s Account, including amounts recovered through reserves established in connection with such programs.

“Interchange” means interchange fees payable to FNBO, in its capacity as credit card issuer, through VISA USA, Inc. and MasterCard International Incorporated.

“Interest Payment Date” means December 16, 2002, and the fifteenth day of each calendar month thereafter, or if the fifteenth is not a Business Day, the next succeeding Business Day.

“Investment Company Act” means the Investment Company Act of 1940.

“Investor Charge Off” has, with respect to each Series, the meaning specified in the related Indenture Supplement.

“Investor Default Amount” has, with respect to any Series, the meaning stated in the related Indenture Supplement.

“Involuntary Removal” means a removal of Accounts pursuant to Section 2.07 of the Transfer and Servicing Agreement for which (i) Transferor has no reasonable control and (ii) the removal of Accounts is the result of a third party cancellation, or expiration without renewal, of an affinity, private-label, co-branding, agent bank or other similar arrangement and the Credit Card Originator is required, by the terms of the arrangement, to sell the Removed Accounts to the related third party.

“Issuer” means the First National Master Note Trust, which is established by the Trust Agreement.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Late Fees” means the fees specified in the Credit Card Agreement applicable to each Account for late fees with respect to such Account.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing, excluding any lien or filing pursuant to the Indenture; and excluding any assignment or transfer pursuant to Section 3.04 of the Trust Agreement, Section 7.02 of the Pooling and Servicing Agreement or Section 7.02 of the Transfer and Servicing Agreement.

“Majority Holders” means the Holders of Notes evidencing more than 50% of the Outstanding Amount of all Notes Outstanding or of a particular Series, as applicable.

“Maximum Addition Amount” means, with respect to any Addition Date after the Certificate Trust Termination Date, (1) an aggregate principal balance as of such Addition Date of eligible Additional Accounts not in excess of either (a) the product of (i) 15% and (ii) the Aggregate Principal Receivables determined as of the first day of the third preceding Monthly Period minus the Aggregate Principal Receivables in all of the Accounts that have been designated as Additional Accounts since the first day of the third preceding Monthly Period (measured for each such Additional Account as of the date such Additional Account was added to the Trust), or (b) the product of (i) 20% and (ii) the aggregate amount of Principal Receivables determined as of the first day of the calendar year in which such Addition Date occurs minus the aggregate amount of Principal Receivables in all of the Accounts that have been designated as Additional Accounts since the first day of such calendar year (measured, for each such Additional Account, as of the date each such Additional Account was added to the Trust); and (2) a total number of Additional Accounts not in excess of either (a) the product of (i) 15% and (ii) the total number of Accounts in the Trust determined as of the first day of the third preceding Monthly Period minus the total number of Accounts that have been designated as Additional Accounts since the first day of the third preceding Monthly Period, or (b) the product of (i) 20% and (ii) the total number of Accounts in the Trust determined as of the first day of the calendar year in which such Addition Date occurs minus the total number of Accounts that have been designated as Additional Accounts since the first day of such calendar year.

“Minimum Aggregate Principal Receivables” means, as of any date of determination, the sum of the numerators used at such date to calculate the Allocation Percentages with respect to Principal Receivables for all Series outstanding on such date (except for any Series to be excluded pursuant to the related Indenture Supplement), less the amount on deposit in the Excess Funding Account as of the date of determination.

“Minimum Transferor Interest” means, as of any date of determination after the Certificate Trust Termination Date, the product of (a) the Aggregate Principal Receivables and (ii) 7% or, if less, the highest of the Required Retained Transferor Percentages specified in the Indenture Supplement for any outstanding Series.

“Monthly Period” means, as to each Distribution Date, the immediately preceding calendar month, unless otherwise defined in any Indenture Supplement.

“Monthly Servicing Fee” is defined in Section 3.02 of the Transfer and Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“New Issuance” is defined in Section 2.12(a) of the Indenture.

“Note” means one of the Notes issued by the Issuer pursuant to the Indenture and an Indenture Supplement, substantially in the form attached to the related Indenture Supplement.

“Note Interest Rate” means, as of any particular date of determination and with respect to any Series or Class, the interest rate as of such date specified therefor in the related Indenture Supplement.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in accordance with the rules of such Clearing Agency).

“Note Principal Balance” means, as of any particular date of determination and with respect to any Series or Class, the amount specified in the related Indenture Supplement.

“Note Register” is defined in Section 2.05 of the Indenture.

“Note Trust” means First National Master Note Trust.

“Noteholder” means the Person in whose name a Note is registered on the Note Register and, if applicable, the holder of any Global Note, or Coupon, as the case may be, or such other Person deemed to be a “Noteholder” or “Holder” in any related Indenture Supplement.

“Noteholder Servicing Fee” is defined in Section 3.02 of the Transfer and Servicing Agreement.

“Notes” means all Series of Notes issued by the Issuer pursuant to the Indenture and the applicable Indenture Supplements.

“Notice Date” is defined in Section 2.06(c) of the Transfer and Servicing Agreement.

“Notices” is defined in Section 9.04(a) of the Transfer and Servicing Agreement.

“Obligor” means, as to any Account, the Person or Persons obligated to make payments on such Account, including any guarantor.

“Officer’s Certificate” means a certificate delivered to the Indenture Trustee or Owner Trustee signed by the Chairman of the Board, President, any Vice President or the Treasurer or any Assistant Treasurer of Transferor or Servicer, as the case may be.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion, and who shall be reasonably acceptable to the Indenture Trustee.

“Original Indenture” has the meaning specified in the Preliminary Statements.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided that in determining whether the Holders of Notes representing the requisite Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or any Affiliate of any of the foregoing Persons. In making any such determination, the Indenture Trustee may conclusively rely on the representations of the pledgee and shall not be required to undertake any independent investigation.

“Outstanding Amount” means the aggregate principal amount of all Notes Outstanding, or of all Notes Outstanding of a Series, as applicable, at the date of determination.

“Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely in its capacity as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Paying Agent” means any paying agent appointed pursuant to Section 2.08 of the Indenture and shall initially be the Indenture Trustee; provided that if the Indenture Supplement for a Series so provides, a separate or additional Paying Agent may be appointed with respect to such Series.

“Pay Out Event” means, as to any Series, a Trust Pay Out Event or each event, if any, specified in the relevant Indenture Supplement as a Pay Out Event for that Series.

“Perfection Representations and Warranties” means the representations and warranties set forth below:

1. General. The Specified Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the proceeds thereof in favor of the Secured Party, which, (a) in the case of existing Receivables and the proceeds thereof, is enforceable upon execution of the Specified Agreement against creditors of and purchasers from Debtor, or with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to Receivables hereafter and thereafter created and the proceeds thereof upon such creation, in each case as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and (b) upon filing of the financing statements described in clause 4 below and, in the case of Receivables hereafter created, upon the creation thereof, will be prior to all other Liens (other than Liens permitted pursuant to clause 3 below).

2. General. The Receivables constitute “accounts” within the meaning of UCC Section 9-102.

3. Creation. Immediately prior to the conveyance of the Receivables pursuant to the Specified Agreement, Debtor owns and has good and marketable title to, or has a valid security interest in, the Receivables free and clear of any Lien, claim or encumbrance of any Person; provided that nothing in this clause 3 shall prevent or be deemed to prohibit Debtor from suffering to exist upon any of the Receivables any Liens for any taxes if such taxes shall not at the time be due and payable or if Transferor or RPA Seller, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

4. Perfection. Debtor has caused or will have caused, within ten days of the Initial Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Secured Party under the Specified Agreement in the Receivables arising in the Accounts included in the Existing Assets, and (if any additional filing is so necessary) within 10 days of the applicable Addition Date, in the case of such Receivables arising in Additional Accounts.

5. Priority. Other than the security interest granted to the Secured Party pursuant to the Specified Agreement, Debtor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. Debtor has not authorized the filing of and is not aware of any financing statements against Debtor that include a description of collateral covering the Receivables other than any financing statement (i) relating to the security interest granted to Secured Party under the Specified Agreement, (ii) that has been terminated, or (iii) that has been granted pursuant to the terms of the Transaction Documents.

“Periodic Finance Charges” has the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

“Permitted Assignee” means any Person who, if it were to purchase Receivables (or interests therein) in connection with a sale thereof pursuant to Sections 5.05(a) and 5.16 of the Indenture, would not cause the Issuer to be taxable as a publicly traded partnership for federal income tax purposes.

“Permitted Affiliate Transferor” means a wholly-owned affiliate of the Sponsor. For the avoidance of doubt, a wholly-owned affiliate of the Sponsor will include any Person, other than the Trust, that directly or indirectly, wholly controls (i.e., owns 100% of the equity of such Person), is wholly controlled by, or is wholly under common control with, the Sponsor.

“Permitted Investments” means, unless otherwise provided in the Indenture Supplement with respect to any Series (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed as to timely payment of principal and interest by the United States of America; (ii) time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Moody’s and Standard & Poor’s of “P-1” and “A-l+,” respectively; (iii) commercial paper having, at the time of the Trust’s investment or contractual commitment to invest therein, a rating from Moody’s and Standard and Poor’s of “P-1” and “A-l+,” respectively; (iv) bankers acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) investments in money market or common trust funds rated “AAA-m” or “AAA-mg” by Standard & Poor’s and “Aaa” by Moody’s or otherwise approved in writing by each Rating Agency; (b) demand deposits in the name of the Note Trust or the Indenture Trustee in any depository institution or trust company referred to in clause (a)(ii) above; and (c) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Notes.

“Person” means any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

“Pooling and Servicing Agreement” means the Second Amended and Restated Pooling and Servicing Agreement, originally dated as of August 1, 1995, amended and restated as of June 26, 1997, amended and restated a second time as of October 24, 2002, as amended by a First Amendment dated as of March 28, 2007 and as amended by Second Amendment dated as of October 31, 2007, by and among Transferor, Servicer and The Bank of New York Mellon Trust Company (formerly known as The Bank of New York Trust Company, N.A.), as successor trustee to The Bank of New York.

“Portfolio Reassignment Price” means the amount payable by Purchaser to the Indenture Trustee pursuant to Section 2.04(e) of the Transfer and Servicing Agreement with respect to Receivables previously sold pursuant to the Receivables Purchase Agreement.

“Portfolio Yield” is defined, as to any Series, in the related Indenture Supplement.

“Principal Receivable” means all Receivables other than Finance Charge Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall not include Receivables in Defaulted Accounts or Discount Option Receivables and shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables which the Transferor is unable to transfer as provided in Section 2.05(d) of the Transfer and Servicing Agreement shall not be included in calculating the aggregate amount of Principal Receivables.

“Principal Sharing Series” means a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive Excess Principal Collections.

“Principal Shortfall” is defined, as to any Series, in the related Indenture Supplement.

“Principal Terms” means, with respect to any Series, (a) the name or designation; (b) the initial principal amount (or method for calculating such amount) and the Collateral Amount; (c) the Note Interest Rate for each Class of Notes of such Series (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating Collections to Holders of such Series; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the Series Servicing Fee Percentage; (h) the terms of any form of Enhancement with respect thereto; (i) the terms on which the Notes of such Series may be exchanged for Notes of another Series, repurchased by the Transferor or remarketed to other investors; (j) the Series Termination Date; (k) the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; (l) if the Notes of such Series will be issuable in temporary or permanent global form, the depositary for such global note or notes, the terms and conditions, if any, upon which such global note or notes may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid; (m) if the Notes of such Series may be issued in bearer form, any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) whether such Series will be part of a Group; (p) whether such Series will be a Principal Sharing Series; (q) whether such Series will be an Excess Allocation Series; (r) the Distribution Date; (s) the legal final maturity date on which the rights of the Noteholders of such Series to receive payments from the Issuer will terminate, which shall not be later than the Scheduled Trust Termination Date; (t) whether such Series will or may act as a paired series with another existing Series and, if so, the Series with which it will be paired; and (u) the Required Retained Transferor Percentage for such Series.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Price” is defined in Section 3.01(a) of the Receivables Purchase Agreement.

“Purchaser” means First National Funding LLC, as purchaser, under the Receivables Purchase Agreement.

“Purchaser Tangible Equity” means, at any date of determination, an amount equal to:

(a) the Transferor Interest, plus

(b) the aggregate amount on deposit in all cash collateral accounts or spread accounts established for the benefit of any Series or Class of Notes or any series or class of Investor Certificates; minus

(c) the outstanding balance of the Subordinated Note; plus

(d) the “Purchaser Tangible Equity” or other similar amounts for any other transactions to which the Purchaser is a party.

“Qualified Institution” means (i) a depository institution or trust company (which may include Indenture Trustee, Owner Trustee, Servicer or an Affiliate of Servicer) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia and with deposit insurance provided by the FDIC; provided, however, that at all times the certificates of deposit, short-term deposits or commercial paper or the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s and Standard & Poor’s of not less than “P-1” and “A-1+,” respectively, in the case of the certificates of deposit, short-term deposits or commercial paper, or a rating from Moody’s of not less than “Aa3” and from Standard & Poor’s of not less than “AAA” in the case of the long-term unsecured debt obligations, or (ii) a depository institution, which may include the Servicer or the Indenture Trustee, which is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency.

“Rating Agency” means, as to each Series and as of any date of determination, the rating agency or agencies, if any, selected by the Sponsor to rate such Series as of such date of determination.

“Rating Agency Condition” means, unless otherwise specified in the related Indenture Supplement for any Series or Class of Notes, with respect to any action subject to such condition, (i) that each Rating Agency shall have notified the Issuer and Transferor in writing that the proposed action will not result in a reduction or withdrawal of its ratings on any outstanding Notes of any Series or (ii) if at such time the Rating Agency has informed the Issuer and Transferor that such Rating Agency does not provide such written notifications for transactions of this type, then as to such Rating Agency the Issuer shall deliver written notice of the proposed action to such Rating Agency or Rating Agencies at least 10 Business Days prior to the effective date of such action (or such shorter period if specified in this Indenture or the applicable Indenture Supplement with respect to any specific action, or if 10 Business Days prior notice is impractical, such advance notice as is practicable).

“Reassignment” is defined in Section 2.07(b) of the Transfer and Servicing Agreement.

“Reassignment Date” is defined in Section 2.04(e) of the Transfer and Servicing Agreement.

“Receivable” means any amount owing by the Obligors under Accounts, including amounts due in connection with the sale of goods and services, cash advances, access checks, Annual Membership Fees, Cash Advance Fees, Periodic Finance Charges, Late Fees, fees for insufficient funds checks given in payment on the Accounts, overlimit fees and Special Fees, if any. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. Receivables in Accounts which become Defaulted Accounts shall not be shown on Servicer’s records as amounts payable (and shall cease to be included as Receivables) on the day on which the underlying Account becomes a Defaulted Account.

“Receivables Purchase Agreement” means the Second Amended and Restated Receivables Purchase Agreement, originally dated as of October 24, 2002, as amended and restated, in its entirety, as of December 20, 2012, as amended and restated a second time, in its entirety, as of June [    ], 2016, between FNBO, as RPA Seller, and First National Funding LLC, as Purchaser, as the same may be amended, amended and restated, modified or supplemented from time to time.

“Receivables Trust” means (a) prior to the Certificate Trust Termination Date, the Certificate Trust and (b) on and after the Certificate Trust Termination Date, the Issuer.

“Receivables Trust Trustee” means (a) prior to the Certificate Trust Termination Date, the Certificate Trust Trustee and (b) after the Certificate Trust Termination Date, the Indenture Trustee.

“Record Date” means, with respect to any Distribution Date, the last day of the preceding Monthly Period, unless otherwise specified for a Series in the related Indenture Supplement.

“Recoveries” means all amounts received by Servicer with respect to Principal Receivables in Accounts that have previously become Defaulted Accounts and with respect to Finance Charge Receivables that have been charged off as uncollectible (including Insurance Proceeds).

“Redemption Date” means, with respect to any Series, the date or dates specified for redemption of the Notes of such Series in the related Indenture Supplement.

“Registered Notes” is defined in Section 2.01 of the Indenture.

“Regulation AB” means Subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (including Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1, 531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation RR” means the regulations promulgated by the Board of Governors of the Federal Reserve System as set forth under Credit Risk Retention (Regulation RR), 12 C.F.R. §244.1 et seq (2015).

“Related Assets” means, with respect to any Receivable, all monies due or to become due with respect thereto, all Collections, all Recoveries, all Insurance Proceeds, all rights, remedies, powers and privileges with respect to such Receivables, and all proceeds of the foregoing.

“Related Monthly Period” means the Monthly Period immediately preceding a Monthly Period in which a specified Distribution Date, Determination Date or Transfer Date occurs.

“Removal Date” is defined in Section 2.07(a) of the Transfer and Servicing Agreement.

“Removal Notice Date” is defined in Section 2.07(a) of the Transfer and Servicing Agreement.

“Removed Accounts” is defined in Section 2.07(a) of the Transfer and Servicing Agreement.

“Reportable Event” has the meaning assigned to such term in (i) Section 13.03(c) of the Indenture and (ii) Section 3.11(c) of the Transfer and Servicing Agreement, as the context requires.

“Required Purchaser Tangible Equity” means, at any date of determination, the sum of:

(a) the product of (i) the Transferor Interest, multiplied by (ii) the higher of (A) 3% and (B) the highest required enhancement percentage then in effect for any outstanding Class of Notes or Investor Certificates that was rated BBB (or an equivalent rating) by any of Moody’s, S&P or Fitch at the time of its issuance, which shall be calculated as the quotient (expressed as a percentage) of (x) the amount of Enhancement (including any cash collateral account, the subordination of other Classes of Notes or the subordination of other interests in the Receivables) that is available or junior to such Class in covering Investor Charge Offs allocated to the related Series, divided by (y) the Initial Collateral Amount for the Series of Notes or Investor Certificates of which such Class is a part; plus

(b) the aggregate amount on deposit in all cash collateral accounts or spread accounts established for the benefit of any Series or Class of Notes or any series or class of Investor Certificates, plus

(c) the “Required Purchaser Tangible Equity” or other similar amounts for any other transactions to which the Purchaser is a party.

“Required Retained Transferor Percentage” means, for any Series, the percentage specified in the related Indenture Supplement or if not specified, 4%.

“Requirements of Law” means, as to any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws, the federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

“Responsible Officer” means:

(i) with respect to the Issuer, the Chairman or any Vice Chairman of the Board of Directors or Trustees of the Administrator; the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees of the Administrator; and the President, any Executive Vice President, Senior Vice President, Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant or Deputy Cashier, the Controller and any Assistant Controller or any other officer of the Administrator customarily performing functions similar to those performed by any of the above-designated officers;

(ii) with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the applicable Transaction Documents, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject;

(iii) with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust, or any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; and

(iv) with respect to any Person other than the Issuer, the Indenture Trustee or the Owner Trustee, an officer or employee of such Person corresponding to any officer or employee described in clause (iii) above.

“RPA Seller” means First National Bank of Omaha, as RPA Seller, under the Receivables Purchase Agreement.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Service, a division of the McGraw Hill Companies, Inc.

“Sarbanes Certification” is defined in Section 13.03(b)(ii)(C) of the Indenture.

“Secured Party” means the party designated in the Specified Agreement as the “Secured Party” for purposes of the Perfection Representations and Warranties.

“Securities Act” means the Securities Act of 1933.

“Securitization Transaction” means any issuance of new Notes of any Series or Class, pursuant to Section 2.11 of the Indenture or the applicable Indenture Supplement, whether publicly-offered or privately-placed.

“Seller’s Interest” means, commencing on December 24, 2016, a portion of the Transferor Interest maintained by Transferor calculated in accordance with Regulation RR that will, when combined with funds on deposit in the Excess Funding Account, equal not less than five percent (5%) of the excess of the aggregate unpaid principal balance of all Outstanding Notes under the Indenture (other than Outstanding Notes that are at all times held by the Sponsor or one or more wholly-owned affiliates), over the aggregate amount of Principal Collections on deposit in the Principal Accounts and/or Principal Accumulation Accounts relating to all Outstanding Notes under the Indenture. For the purposes of the calculation of the Seller’s Interest, a wholly-owned affiliate of the Sponsor shall include any Person, other than the Trust, that directly or indirectly, wholly controls (i.e., owns 100% of the equity of such Person), is wholly controlled by, or is wholly under common control with, the Sponsor.

“Series” means any series of Notes, which may include within any such Series a Class or Classes of Notes subordinate to another such Class or Classes of Notes.

“Series Account” means any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in any Indenture Supplement.

“Series Servicing Fee Percentage” is defined, as to any Series, in the related Indenture Supplement.

“Series Termination Date” means, with respect to any Series, the termination date for such Series specified in the related Indenture Supplement.

“Service Transaction Fees” has the meaning specified in the Credit Card Agreement applicable to each Account for any service transaction fees or similar terms.

“Service Transfer” is defined in Section 7.01 of the Transfer and Servicing Agreement.

“Servicer” means FNBO, in its capacity as Servicer pursuant to the Transfer and Servicing Agreement, and, after any Service Transfer, the Successor Servicer.

“Servicer Compliance Certificate” is defined in Section 3.05(a) of the Transfer and Servicing Agreement.

“Servicer Default” (a) prior to the Certificate Trust Termination Date, is defined in Section 10.01 of the Pooling and Servicing Agreement and (b) on and after the Certificate Trust Termination Date, is defined in Section 7.01 of the Transfer and Servicing Agreement.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Criteria Compliance Report” is defined in Section 3.05(b) of the Transfer and Servicing Agreement.

“Servicing Officer” means any officer of Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to Indenture Trustee by Servicer, as such list may from time to time be amended.

“Servicing Party” is defined in Section 10.03(a) of the Transfer and Servicing Agreement.

“Settlement Statement” is defined in Section 3.03 of the Receivables Purchase Agreement.

“Special Fees” means Receivables which are Draft Fees, Service Transaction Fees, lost card fees, statement request fees, copy request fees, foreign ATM fees, balance transfer fees, check fees, stop payment fees, skip payment fees, return payment fees and any other fees which are not now but from time to time may be assessed on the Accounts. On or after the date on which any of such Special Fees begin to be assessed on the Accounts, the Transferor may designate in an Officer’s Certificate whether such Special Fees shall be treated as Receivables.

“Specified Agreement” means the agreement specified in a Transaction Document as the “Specified Agreement” for purposes of the Perfection Representations and Warranties.

“Sponsor” means First National Bank of Omaha, a national banking association.

“Statutory Trust Act” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq.

“Subordinated Note” means a note substantially in the form of Exhibit B to the Receivables Purchase Agreement evidencing borrowings made by Purchaser from RPA Seller pursuant to the Receivables Purchase Agreement.

“Subordinated Note Maturity Date” is defined in Section 3.01(c) of the Receivables Purchase Agreement.

“Subordinated Note Rate” is defined in Section 3.01(c) of the Receivables Purchase Agreement.

“Successor Servicer” is defined in Section 7.02(a) of the Transfer and Servicing Agreement.

“Supplemental Conveyance” is defined in Section 2.02(e) of the Receivables Purchase Agreement.

“Supplemental Interest” is defined in Section 3.04 of the Trust Agreement.

“Surviving Person” is defined in Section 3.10(a) of the Indenture.

“Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Notes of any outstanding Series or Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Notes would be characterized as debt, (b) such actions will not cause the Trust to be classified, for federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation, (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder and (d) if such Opinion of Counsel is delivered in connection with the issuance of a new Series of Notes, such Notes will constitute indebtedness for Federal income tax purposes.

“Termination Notice” is defined in Section 7.01 of the Transfer and Servicing Agreement.

“TIA” means the Trust Indenture Act.

“Transaction Documents” means the Master Indenture, Indenture Supplements, Transfer and Servicing Agreement, Receivables Purchase Agreement, Trust Agreement, Administration Agreement, Asset Representations Review Agreement and, until the Certificate Trust Termination Date, the Pooling and Servicing Agreement and the Collateral Series Supplement, and any other documents related to this transaction.

“Transfer Agent and Registrar” is defined in Section 2.05 of the Indenture and shall initially be the Indenture Trustee.

“Transfer Agreement” means (a) prior to the Certificate Trust Termination Date, the Pooling and Servicing Agreement and (b) after the Certificate Trust Termination Date, the Transfer and Servicing Agreement.

“Transfer and Servicing Agreement” means the Second Amended and Restated Transfer and Servicing Agreement, originally dated as of October 24, 2002, as amended by a First Amendment dated as of March 28, 2007, as amended by a Second Amendment dated as of October 31, 2007, as amended and restated, in its entirety, as of December 20, 2012 and as amended and restated a second time, in its entirety, as of June [     ], 2016, among the Transferor, the Servicer and the Issuer, as the same may be amended, amended and restated, modified or supplemented from time to time.

“Transfer Date” means the Business Day immediately preceding each Distribution Date.

“Transferor” means First National Funding LLC, a Nebraska limited liability company.

“Transferor Interest” means, on any date of determination, the result of (a) the Aggregate Principal Receivables on such day, plus the principal amount on deposit in the Excess Funding Account on such day, minus (b) the sum of the Collateral Amounts with respect to all Series then outstanding plus (c) the principal amount on deposit in the Principal Accounts (as defined in the various Indenture Supplements) for each Series, to the extent not deducted in calculating the Collateral Amount for the related Series and shall also mean the interest of Transferor or its assigns in the Issuer and the Receivables which entitles Transferor or its permitted assigns to receive funds allocated by reference to the Transferor Interest under the terms, and at the times, specified in the Transaction Documents.

“Transferor Percentage” means as to Finance Charge Receivables, Receivables in Defaulted Accounts and Principal Receivables, 100% less the sum of the applicable Allocation Percentages for all outstanding Series.

“Transferor Retained Note” means any Note in any Class of Notes that is designated as a “Transferor Retained Class” in any Indenture Supplement.

“Transferred Account” is defined in the definition of “Account.”

“Trust” means the First National Master Note Trust.

“Trust Agreement” means the Second Amended and Restated Trust Agreement relating to the Trust, originally dated as of October 16, 2002, as amended and restated, in its entirety, as of December 20, 2012 and as amended and restated a second time, in its entirety, as of June [     ], 2016, between the Transferor and the Owner Trustee, as the same may be amended, amended and restated, modified or supplemented from time to time.

“Trust Assets” is defined in Section 2.01 of the Transfer and Servicing Agreement.

“Trust Estate” means all right, title and interest of the Issuer in and to the property and rights assigned to the Issuer pursuant to Section 2.05 of the Trust Agreement and Section 2.01 of the Transfer and Servicing Agreement, all monies, investment property, instruments and other property on deposit from time to time in the Collection Account, the Series Accounts and the Excess Funding Account and all other property of the Issuer from time to time, including any rights of the Owner Trustee and the Issuer pursuant to the Transaction Documents.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“Trust Pay Out Event” is defined, with respect to each Series, in Section 5.01 of the Indenture.

“Trust Termination Date” is defined in Section 8.01 of the Trust Agreement.

“UCC” means the Uniform Commercial Code, as in effect in the State of Nebraska and in any other State where the filing of a financing statement is required to perfect Transferor’s or the Trust’s interest in the Receivables and the proceeds thereof or in any other specified jurisdiction.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Variable Interest” means any Note that is designated as a variable funding note in the related Indenture Supplement.